EXHIBIT 10.1 LEASE Between STERLING CITY SCIENCE SOUTH DEVELOPMENT, LLC, a Delaware limited liability company as Landlord and QUANTUM-SI INCORPORATED, a Delaware corporation as Tenant For certain premises at 9955 Pacific Heights Boulevard, San Diego, California 92121

-1- LEASE THIS LEASE (“Lease”) made as of the 18th day of June, 2026 (“Effective Date”) between STERLING CITY SCIENCE SOUTH DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”) and the Tenant described in Item 1 of the Basic Lease Provisions (“Tenant”). LEASE OF PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit B. The Premises are located in that certain building having a common address of 9955 Pacific Heights Boulevard, San Diego, California 92121, as described in Item 2 of the Basic Lease Provisions (“Building”, commonly referred to as Building A) in the project known as the Pacific Center. The Building, along with that certain building having a common address of 9925 Pacific Heights Boulevard, San Diego, California 92121 (“Building B”) and the building located at 9935 Pacific Heights Boulevard, San Diego, California 92121 (hereinafter defined as the “Amenity Building”), are located on that certain land (the “Land”) more particularly described on Exhibit A attached hereto, which is also improved with landscaping, parking facilities (including the Parking Garage (defined below)), the Amenity Building and other improvements, amenities, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Property” or “Project”). A site plan of the Land and the Property, which includes a planned development of the Property is set forth on Exhibit A-1 (the “Site Plan”). The Site Plan is subject to change as determined by Landlord. The proposed Building C, located at approximately 9985 Pacific Heights Boulevard, San Diego, California 92121 (“Building C”), as set forth on the Site Plan and on Exhibit A-2 hereto (the “Building C Land”) has not been constructed as of the Effective Date, which may be removed or changed at any time during the Lease Term. All portions of the Building and Property that are for the non-exclusive use of the tenants of the Property, such as (i) service corridors, elevators, loading docks, public restrooms, public entranceways, lobbies and stairways, electric and telephone closets and janitorial closets, (other than any of the foregoing exclusively serving the Premises, if any), (ii) pipes, ducts, conduits and wires serving other portions of the Property (iii) the amenities located in the Amenity Building on the Property, (iv) the Parking Garage, and (v) other areas from time to time designated as common areas by Landlord (all to the extent located in the Building or on the Property) are hereinafter referred to as the “Common Areas”; provided that Landlord shall not designate new areas as Common Areas to the extent the same may materially increase Tenant’s share of any costs or materially and adversely affect Tenant’s use of the Premises. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor. BASIC LEASE PROVISIONS 1. Tenant: QUANTUM-SI INCORPORATED, a Delaware corporation (“Tenant”) 2. Building: 9955 Pacific Heights Boulevard

-2- San Diego, California 92121 Property: As defined above, but including, without limitation, the current office/lab building complex (currently consisting of Building A and Building B, and which may be expanded to a three (3) office/lab building complex in the future as set forth on the Site Plan), the Amenity Building, and the Parking Garage, more commonly known as Pacific Center, and located at: (i) 9955 Pacific Heights Boulevard, San Diego, California 92121, and (ii) 9925 Pacific Heights Boulevard, San Diego, California 92121, and all other improvements, amenities, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land. 3. Description of Premises: Suite(s): 600, comprising the entire sixth (6th) floor of the Building Rentable Area of the Premises: 54,374 square feet Rentable Area of the Building: 308,449 square feet Rentable Area of the Property: Currently 494,996 square feet of Rentable Area; provided, however, the Rentable Area of the Property will be increased by the square footage of Building C if and when Building C is constructed 4. (a) Tenant’s Pro Rata Share of the Building: 17.63% (54,374 rsf/308,449 rsf) (See Section 2(B) and Section 3(C)) (b) Tenant’s Pro Rata Share of the Property: 10.9847% (54,374 rsf/494,996 rsf) (See Section 2(B) and Section 3(C)) 5. Base Rent**: (See Section 2(A)) Months 01 to 12, inclusive**: Monthly Installment: $315,369.20 ($5.80/square foot of Rentable Area/ month), plus NNN* Months 13 to 24, inclusive**: Monthly Installment: $324,612.78 ($5.97/square foot of Rentable Area/ month), plus NNN*

-3- Months 25 to 36, inclusive**: Monthly Installment: $334,400.10 (6.15/square foot of Rentable Area/ month), plus NNN* Months 37 to 48, inclusive**: Monthly Installment: $344,731.16 (6.34/square foot of Rentable Area/ month), plus NNN* Months 49 to 60, inclusive**: Monthly Installment: $355,062.22 (6.53/square foot of Rentable Area/ month), plus NNN* Months 61 to 72, inclusive**: Monthly Installment: $365,393.28 (6.72/square foot of Rentable Area/ month), plus NNN* Months 73 to 84, inclusive**: Monthly Installment: $376,811.82 (6.93/square foot of Rentable Area/ month), plus NNN* Months 85 to 96, inclusive**: Monthly Installment: $387,686.62 (7.13/square foot of Rentable Area/ month), plus NNN* Months 97 to 108, inclusive**: Monthly Installment: $399,648.90 (7.35/square foot of Rentable Area/ month), plus NNN* Months 109 to 120, inclusive**: Monthly Installment: $411,611.18 (7.57/square foot of Rentable Area/ month), plus NNN* * NNN = Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses **Each reference to a “Month” herein shall mean the number of full calendar months in the Initial Term following the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, then this period shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month following the Commencement Date (i.e., this period will include the partial month in which the Commencement Date occurs, plus twelve (12) full calendar months thereafter). Monthly installments of Base Rent for any period stipulated in this Item 5 of the Basic Lease Provisions which is not a full calendar month shall be calculated on a per diem basis.

-4- 6. Installment Payable Upon Execution: $434,448.26 (To be applied toward the monthly installment of Base Rent, Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Operating Expenses first becoming due under this Lease) (See Section 2(D)) 7. Security Deposit Payable Upon Execution: $2,085,786.64, in the form of a letter of credit (See Article 26) 8. Initial Estimated Amount of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses: Initially estimated to be $109,835.48 per month (which is equal to $2.02 per square foot of Rentable Area/month for 54,374 rsf) for calendar year 2026, payable monthly in advance, subject to periodic adjustments (See Section 1(B)) 9. Initial Term: One hundred twenty (120) full calendar months, plus if the Commencement Date is a day other than the first day of a calendar month, the partial month in which the Commencement Date occurs (See Section 1(B)) 10. Estimated Commencement Date: September 1, 2027 11. Estimated Expiration Date: August 31, 2037 12. Broker(s) (See Article 28): Landlord’s Broker: Cushman Wakefield 12830 El Camino Real, Suite 100 San Diego, California 92130 Tenant’s Broker: Savills 11321 El Camino Real San Diego, California 92130 13. Number of Parking Spaces: One hundred thirty-six (136) parking spaces in the Parking Garage (which is approximately two and one-half (2.5) parking spaces per 1,000 square feet of Rentable Area contained in the Premises from time to time), with (i) fifteen (15) of such spaces being reserved parking spaces, and the remainder being unreserved parking spaces, at no additional

-5- charge to Tenant throughout the Initial Term and any Extension Term. Subject to Section 31(Z), Tenant shall have a non-exclusive right, subject to availability, along with other tenants and occupants at the Property, to use the Charging Stations (See Section 31(Z)). The term “Parking Garage” shall mean that certain parking garage on the Property as identified on the Site Plan. (See Section 6(A)(10)) 14. Addresses for Notices: To: TENANT: Prior to occupancy of the Premises: Quantum-Si Incorporated 29 Business Park Drive, Suite C Branford, CT 06405 Attn: General Counsel To: LANDLORD: Property Management Office: Sterling Bay Property Management 9955 Pacific Heights Blvd., Suite 100 San Diego, CA 92121 Attn: Kami Nutt, Senior General Manager 15. After occupancy of the Premises: Quantum-Si Incorporated 9955 Pacific Heights Boulevard Suite 600 San Diego, California 92121 Attn: _______________ With a copy to: Sterling City Science South Development, LLC c/o Sterling Bay West 100 Bayview Circle, Suite 250 Newport Beach, California 92660 Attn: Rodney Richerson With a copy to: Sterling City Science South Development, LLC c/o Sterling Bay, LLC 333 North Green Street, Suite 1100 Chicago, Illinois 60607 Attn: General Counsel 16. Place of Payment All payments payable under this Lease shall be sent to Landlord at the Property Management Office at the address specified in Item 14 or to such other address as Landlord may designate in writing. 17. Guarantor: None

-6- 18. Effective Date: See first page of Lease 19. Landlord Work: Turnkey (See Schedule G-1) 20. Tenant Allowance: Up to $17,127,810.00 ($315.00 per square foot of Rentable Area for 54,374 rsf) (See Exhibit G) 21. The “State” is the State of California. This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Articles 1 through Article 31 which follow), Exhibit A through Exhibit I, and Addendum One through Addendum Four, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Basic Lease Provisions shall control.

-1- STANDARD LEASE PROVISIONS ARTICLE 1 Premises and Lease Term A. Lease Term. 1. The Initial Term of this Lease shall commence on the Commencement Date. The term “Commencement Date” shall mean the date on which the following have occurred or been satisfied: (a) the earlier of (i) the date that the Landlord Work is Substantially Completed, or (ii) the date the Landlord Work would have been Substantially Completed except for Tenant Delays, (b) the Completion of the Tenant Improvements, and (c) all Building systems are in good working order and condition; provided, that, in no event shall the Commencement Date occur later than November 1, 2027 (such date being subject to a day for day delay due to Force Majeure events and/or Landlord Delays). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to (i) any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein, or (ii) an earlier termination in accordance with the terms and provisions hereof. The “Expiration Date” shall mean the last calendar day of the Lease Term. This Lease shall be a binding contractual obligation effective upon the date that both parties hereto execute this Lease, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Landlord Work”, “Substantial Completion”, “Substantially Completed”, “Tenant Improvements” and “Completion” are defined in the attached Exhibit G Work Letter. “Tenant Delays” consist of those delays defined in Exhibit G. The term “Landlord Delay” shall mean any delay in the completion of the Tenant Improvements caused by Landlord, its agents, employees or contractors (including, without limitation, delays due to (x) failure to timely approve the Temporary Plans and Final Plans, (y) prevention of access to the Premises by Tenant, its employees, agents or contractors, and (z) other action or inaction of Landlord, its agents, employees or contractors); provided, that for any Landlord Delay to apply, Tenant shall first give Landlord written notice of the alleged Landlord Delay and Landlord shall have failed to cure the same within two (2) business days. 2. Promptly after the occurrence of the Commencement Date, Landlord and Tenant shall execute a factually correct certificate confirming the actual Commencement Date and all other related dates and other matters under this Lease, including, without limitation, the Rentable Areas of the Premises and the Building, in the form of Exhibit D attached hereto and made a part hereof. B. Premises. The Premises is as set forth in the Item 3 of the Basic Lease Provisions. For purposes of this Lease, the term “Rentable Area” shall mean, in respect of any space, the rentable area or the sum of the rentable areas of such space, as stated in the Basic Lease Provisions. ARTICLE 2 Base Rent A. Base Rent. Tenant shall pay to Landlord during each month of the Lease Term as base rent (“Base Rent”) for the Premises the sums set forth in the Base Rent schedule set forth in Item 5 of the Basic Lease Provisions. Except as otherwise expressly specified herein, Base Rent shall be payable in monthly installments over the Lease Term, each installment being payable in advance on the first (1st) day of each and every calendar month during the Lease Term, except that if Tenant’s obligation to pay Base Rent commences

-2- on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying same by a fraction, the numerator of which is the number of days with respect to which Base Rent is payable during such calendar month and the denominator of which is the total number of days within such calendar month. Any amounts paid in advance on account of the Base Rent for a particular month which are in excess of the actual Base Rent payable for such month shall be credited against the monthly installment of Base Rent next due hereunder or, if no further Base Rent is then due hereunder, shall be repaid to Tenant within thirty (30) days thereafter. B. Additional Rent. For purposes of this Lease, the term “Additional Rent” shall mean Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Operating Expenses, and any and all other amounts which Tenant is or becomes obligated to pay Landlord under this Lease. Landlord and Tenant covenant and agree that Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses are being paid on a “triple net” (NNN) basis (i.e., Tenant’s Pro Rata Share of all Operating Expenses for the Premises, Building and the Property are being directly passed through to Tenant). Base Rent and Additional Rent are sometimes hereinafter referred to collectively as “Rent,” and all remedies applicable to the non- payment of Base Rent shall be applicable thereto. Rent shall be paid in good funds by check (including Tenant’s uncertified personal check) or ACH or wire transfer in currency which at the time or times of payment represents legal tender for public and private debts in the United States of America, at any office maintained by Landlord or its agent at the Property, or at such other place in the United States of America as Landlord may designate by notice to Tenant, including without limitation any “lock box” or other address established for payment of rent in connection with any financing secured by the Building. Except to the extent otherwise expressly provided in this Lease, Rent shall be paid without any prior demand or notice therefor and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Any Rent which is not paid when due shall bear interest from the date due until the date paid at the Default Rate (as defined below); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to three percent (3%) of such payment; provided, however, that for the first time Tenant does not pay Rent when due hereunder in any twelve (12) month period, such late fee shall not be due until Landlord delivers written notice of such failure, and such payment is not made by Tenant within five (5) business days after the date Tenant receives such written notice. Notice is hereby given to Tenant that the acceptance of partial rent by Landlord shall not constitute a waiver by Landlord of any rights, including, without limitation, the right of Landlord to recover possession of the Premises and/or to sue for the remaining balance owed. The foregoing notice shall be deemed to constitute notice to Tenant as required under Section 1161.1(c) of the California Code of Civil Procedure. C. Abated Rent. Payments of the monthly installments of Base Rent for the Premises shall be abated for a total of twenty (20) full calendar months of the Initial Term, commencing on Month 01 and ending on the last day of Month 20 (such period being defined in Item 5 of the of the Basic Lease Provisions as the “Abated Rent Period”), provided that an Event of Default by Tenant does not exist on the due date of any such payment, and (ii) Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses shall not be abated during the Abated Rent Period and shall continue to be due and payable throughout the Lease Term. If the Lease terminates at any time prior to the initial Expiration Date as the result of an Event of Default by Tenant, the unamortized amount of abated Base Rent (such abated Base Rent being amortized on a straight line basis over the Initial Term commencing as of the date Base Rent commences under the Lease at an eight percent (8%) annual interest rate) as of the date of such termination shall be immediately due and payable to Landlord as Additional Rent.

-3- D. First Installment. The first installment of Base Rent and the estimated monthly amount of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses in the amount set forth in in Item 6 of the Basic Lease Provisions (Installment Payable Upon Execution) of this Lease, shall be due and payable upon Tenant’s execution of this Lease. Such prepaid Rent shall be applied to the first installment(s) of Rent payable under this Lease. E. Cap on Controllable Operating Expenses. Subject to the further terms herein, Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than five percent (5%) per annum, compounded annually on a cumulative basis per year over the prior calendar year from the first calendar year during the Lease Term. For purposes of this Lease, Controllable Operating Expenses shall mean all Operating Expenses at the Property except for Taxes, insurance premiums and deductibles, the costs to comply with governmental requirements and regulations not in effect as of the Commencement Date, wages and salaries affected by the minimum wage and union wages, and utility costs. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy pursuant to the terms of the Lease. Controllable Operating Expenses shall not include Variable Operating Expenses (as hereinafter defined) until the earlier of (i) the calendar year following the first calendar year in which eighty percent (80%) of the Project is occupied by tenants for the normal conduct of business, or (ii) the commencement of the third (3rd) year of the Lease Term. New additional services or amenities provided for the benefit of the Project shall be added to the initial year of the cap (with the cumulative cap adjusted accordingly). F. Triple Net. It is the intent of Landlord and Tenant that Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as otherwise expressly set forth and subject to the limitations in this Lease. Except as otherwise expressly set forth and subject to the limitations in this Lease, the provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Pro Rata Share of estimated Operating Expenses and the year-end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Pro Rata Share of all costs and expenses of the nature described in Article 3 of this Lease. G. Landlord Reimbursement Obligation. Landlord understands that Tenant has an existing lease obligation through December 31, 2027 at 5510 Morehouse, San Diego CA 92121 (“Existing Lease Obligation”). Provided that (i) a filing by or against Tenant of a bankruptcy petition or petition for reorganization has not occurred, and/or (ii) an Event of Default by Tenant has not occurred, then, Landlord shall pay to Tenant, on a monthly basis, Tenant’s actual Existing Lease Obligation associated with Tenant’s existing location, when due, up to $175,000.00 per month for base rent and operating expenses, commencing on the Commencement Date and continuing through December 31, 2027, and such total amount paid by Landlord to Tenant for the Existing Lease Obligation being the “Landlord Reimbursement Obligation”). ARTICLE 3 Additional Rent A. Taxes. 1. Commencing on the Commencement Date, Tenant shall pay Landlord in the manner described below an amount equal to Tenant’s Pro Rata Share of Taxes. Taxes shall be calculated on a cash basis, reflecting the amount actually due and payable in each calendar year and applicable tgo the Lease

-4- Term, which includes any portion of the Lease Term for which such Taxes are payable (subject to pro rations in accordance with Section 3(E) hereof), without regard to any different fiscal year used by any government or municipal authority and notwithstanding that any of such items may be assessed or imposed in a different calendar year. 2. For purposes of this Lease, the term “Taxes” shall mean any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond existing on the Commencement Date, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, existing on the Commencement Date or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against the Property or any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Property. Taxes shall also include, without limitation, (a) all federal (if any), state, county or local governmental or municipal real estate taxes, fees, assessments, governmental charges, or other governmental impositions of every kind and nature, imposed upon all or any fixtures, machinery, equipment or apparatus located on or affixed to the Property and owned or leased and used by Landlord in connection with the Property for the benefit of tenants generally and not for any specific tenant or group of tenants (collectively, the “Taxable Equipment”) and/or the sidewalks, plazas or streets in front of or adjacent to the Property (provided that all assessments shall be treated as being payable over the longest permitted period, and shall include any interest charged by or payable to the applicable governmental authority solely as a consequence thereof); (b) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (c) any assessments, taxes, fees, levies and charges resulting from or in connection with that certain Proposition 13 which was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”), including assessments, taxes, fees, levies and charges imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants; (d) any mandatory governmental or private assessments or the Building’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (e) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Property, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations; (f) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or (g) any mandatory assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Property is a part. 3. Notwithstanding the foregoing, there shall be excluded from Taxes: (i) all general income taxes, excess profits, revenue, excise, transfer, gain, transfer gain, foreign ownership or control, mortgage, intangible, franchise, gift, capital stock, inheritance and succession, estate and income taxes not specifically included in Taxes pursuant to Section 3(A)(4) hereof; and (ii) any fines, penalties, costs or interest on account of late payment or non-payment of any Taxes. All such items due and payable by Landlord and excluded from Taxes shall be the sole responsibility of Landlord. All assessments of Taxes which can be paid

-5- by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law, except to the extent inconsistent with the general practice of landlords of Comparable Buildings. 4. If, due to a future change in the method of taxation, the State of California, or any political subdivision of that state or any other governmental authority having jurisdiction over the Property shall, in substitution for, in whole or in part, any tax which would constitute Taxes, or any increase in any such tax, (a) impose a new tax on real estate or Taxable Equipment (including, without limitation, any mandatory transit tax, water or sewer rent, assessment, charge or fee on real estate or generally and not based on the consumption or actual usage of any service or utility or the number of occupants of the Property), (b) impose a new tax based upon (or interpret any existing tax to apply to) the creation of leasehold interests or the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent but only if such taxes are not based on business income or receipts generally and only to the extent rent from tenants in the Building is treated as the only rent and/or other income from the Building received by Landlord, and/or (c) levy against Landlord as an owner of real property any income (other than ordinary income taxes), excess profit, revenue, excise, franchise or capital stock tax not levied against business owners generally; such new tax, assessment, charge, fee or income, excess profit, rent, revenue, excise, franchise or capital stock tax (computed as if the Property were the only asset or business of Landlord) shall be deemed to be included within the definition of “Taxes” under this Lease. With respect to each tax year during the Lease Term, Landlord shall initiate and pursue strategies to protest, reduce, limit any increase in or otherwise minimize Taxes and, if Landlord, in its good faith judgment, deems it cost-effective to do so, initiate and pursue in good faith an application or proceeding seeking a reduction in or abatement of Taxes or the assessed valuation of the Building and the Land, in each case using an experienced real estate tax attorney or other tax consultant. Landlord’s actual, reasonable costs and expenses paid to third parties (including, without limitation, all reasonable fees for consultants and attorneys) paid by Landlord in seeking a reduction or abatement of Taxes or the assessed valuation of the Building and Land shall also be included in Taxes in the calendar year such expenses are paid (provided, that, such costs and expenses may only be included in Taxes in an amount not to exceed the amount of savings achieved from such reduction or abatement). 5. If Taxes attributable to any portion of the Lease Term shall increase after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities and such increase is not reflected in Tenant’s payments pursuant to the foregoing provisions of this Section, Landlord shall promptly furnish a statement thereof to Tenant and Tenant shall pay Landlord within thirty (30) days after receipt of such statement, Tenant’s Pro Rata Share (as of the date Tenant made the applicable payment) of such increased Taxes. If Landlord receives a refund of any Taxes or receives notification of the approval of a refund of any Taxes, for any calendar year with respect to which Tenant has paid its Pro Rata Share and an Event of Default by Tenant is not then continuing, Landlord shall remit to Tenant its allocable share of such refund within thirty (30) days after Landlord’s receipt thereof of such refund, or, if an Event of Default by Tenant is then continuing, within thirty (30) days after both Landlord’s receipt of such refund and Tenant’s cure of such Event of Default. B. Operating Expenses. 1. Commencing on the Commencement Date, Tenant shall pay Landlord in the manner described below an amount equal to Tenant’s Pro Rata Share of Operating Expenses. 2. For purposes of this Lease, “Operating Expenses” shall mean all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair

-6- or maintenance of the Building and the Property during or allocable to the Lease Term, including without limitation, any amounts paid for (except to the extent excluded below): (a) utilities for the Property, including, but not limited to, electricity, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning, ventilating, and chilled water, including both consumption and capacity charges; (b) permits, licenses and certificates necessary to operate, manage and lease the Property other than those related to the development of the Property or construction of the Building or which are required as a condition to initial occupancy of the Building or for any individual tenant; (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, but not in excess of commercially reasonable coverage and amounts; (d) any commercially reasonable deductible or deductible portion of any insured loss otherwise covered by insurance (except as provided for in Subsection 5 below); (e) supplies, tools, equipment and materials used in the operation, repair, cleaning and maintenance of the Property; (f) accounting, legal, inspection, consulting, concierge and other services for the Building as a whole and not for any individual tenant, but in no event relating to disputes with tenants or other occupants; (g) the rental of equipment not affixed to the Building which is used in providing Building amenities, repair, maintenance or janitorial services (except as provided for in Subsection 5 below); (h) fees for management services fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager, except as provided for in Subsection 5 below and shall be capped at three percent (3%) of gross revenues from the Premises); (i) costs for property management software, property management phone lines and other similar property management expenses (but excluding rent for a property management office); (j) market wages, salaries and other compensation and benefits for all persons employed by Landlord below the level of building manager or whose wages are chargeable to Landlord (but only to the extent Landlord pays or reimburses its employees for such wages) directly engaged in the operation, accounting, maintenance or security of the Property, including any employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes in respect of such wages, salaries, compensation and benefits; (k) reasonable costs for outsourcing accounting services for the Property; (l) a twenty-five cent ($0.25) per square foot fee for the use, maintenance and operation of The Amenities (as hereinafter defined) and the Amenity Building (the “Amenity Fee”), and (m) operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components) (except as provided for in Subsection 5 below), including without limitation, janitorial service, alarm and security service, freight elevators, loading docks, chemical and biowaste storage rooms and containers that are for the non-exclusive use of all tenants of the Building, window cleaning, trash compactors and trash removal, elevator maintenance, cleaning and maintenance of walks, outside terraces, roadways, landscaped areas, to the extent provided generally to tenants of the Project, meeting and phone rooms, the Parking Garage, to the extent generally provided for use to all tenants of the Project, other parking areas, plazas and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities of the Building, maintenance and non-capital replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs and walkways, and roof repairs. For clarification purposes, the training/conference center/entertainment space, theater room, showers and lockers, the meeting and phone room, the vivarium (if constructed), and the chemical and biowaste storage located in Building A (as described on the Site Plan) and a proportionate share (as reasonably determined by Landlord) of the rooftop equipment located on Building B shall be allocated to Operating Expenses for Building A, and the training conference space, work lounge room and pantry storage room, the vivarium (if constructed), and the chemical and biowaste storage in Building B (as described on the Site Plan) and a proportionate share (as reasonably determined by Landlord) of the rooftop equipment located on Building B shall be allocated to Operating Expenses for Building B and if Building C is constructed, to Building C, as reasonably determined by Landlord.

-7- 3. If Landlord has leased less than one hundred percent (100%) of the Rentable Area of the Property for all or a portion of any calendar year, Landlord may determine the amount of Operating Expenses that vary with occupancy of the Property (“Variable Operating Expenses”) (such as security services, engineer and property management expenses, management fees, and certain utilities (unless Tenant decides to separately meter such utilities) such as chilled water consumption) that would have been incurred had one hundred percent (100%) of the Rentable Area of the Property been leased for such calendar year, and the amount so determined shall be deemed to be the amount of such Variable Operating Expenses for such calendar year, provided, however, that (i) in no event shall Landlord be entitled to recover in any calendar year, in total or in the aggregate within any category, more than the total Operating Expenses actually incurred by Landlord during any calendar year, and (ii) Tenant shall only be responsible for Tenant’s Pro Rata Share of such Variable Operating Expenses. 4. In no event shall Landlord be entitled to recover in any calendar year, in the aggregate, more than the total amount of Operating Expense actually incurred by Landlord during such calendar year. 5. Notwithstanding the foregoing, Operating Expenses shall not include: (a) Interest and principal payments on mortgage debt; (b) Loan fees and participation payments; (c) Ground rental payments; (d) Costs of “capital improvements” or capital expenses as that term is defined under generally accepted accounting practices for commercial properties, as consistently applied (the “Accounting Method”), including any capital expenditures made for improvements or other compliance costs required to comply with any Law enacted on or before the Commencement Date, provided however and notwithstanding anything to the contrary in this Lease, that Operating Expenses shall include any capital expenditures made during the Lease Term (as amortized by Landlord over the useful life of the applicable improvements, as reasonably determined by Landlord in accordance with customary methods employed by owners of similar buildings from time to time, with interest on the unamortized amount at a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or any successor thereto (the “Prime Rate”), such rate to change when and as such announced prime rate changes) (i) for any improvement commenced after the Commencement Date, which is primarily intended to reduce any component of Operating Expenses or to improve the operating efficiency of the Building or the Property, to the extent of the savings therefrom, (ii) to comply with any Law first enacted after the Commencement Date, or (iii) to comply with any Law whose interpretation or implementation has changed after the Commencement Date, provided that the annual amortized amount included in Operating Expenses for any year on account of such capital expenditures for improvements primarily intended to reduce Operating Expenses shall not exceed Landlord’s reasonable projection of annual savings in Operating Expenses to be achieved by such capital improvements;| (e) Costs of alterations to the Premises of Tenant or the premises of other tenants of the Building including, without limitation, permit, license and inspection costs, or the cost

-8- of any work furnished by the Landlord without charge as an inducement for a tenant to lease space (i.e., free rent, improvement allowances); (f) Depreciation of the Building or its equipment; (g) The wages of any employee who does not devote substantially all of his or her time to the Building (allocation of the time of pooled employees is permitted) or any executive salary, salaries of any person who does not devote substantially all of his or her time for the management, operation, repair or maintenance of the Building or the Property (allocation of the salaries depending upon the time spent at the Building or Property is permitted); (h) Taxes or any other amounts excluded from Taxes under Section 3(A)(3); (i) Costs (including fines and penalties), to comply with ADA and environmental laws first enacted or first deemed to apply to the Building on or before the Commencement Date; (j) Legal expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants, disputes and/or enforcing provisions of this Lease or other leases in the Building; (k) Expenditures for repairs or maintenance which are covered by warranties or guarantees; (l) Expenditures for which the Landlord has been reimbursed by any other tenant or third parties such as insurance companies; (m) Advertising, promotional, marketing, and leasing expenses including any space planner’s fees, lease takeover costs, and all other ancillary expenses; (n) Real estate brokerage and leasing commissions; (o) Any rent or costs for or relating to the Amenity Building or The Amenities, except for the Amenity Fee; (p) Rent for any property management office in the Property; (q) Expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain; (r) Damages or unrecoverable expenses incurred due to the negligence of the Landlord, its agents, servants, or employees; (s) Debt costs or the costs of financing or refinancing, depreciation, points, fees and any other lender customary charges for any Landlord debt obligation; (t) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

-9- (u) Costs, fines or penalties incurred due to violations by the Landlord of any governmental law, rule, regulation or authority; (v) Damage and repairs attributable to fire or other casualty (other than insurance deductibles which are to be included in Operating Expenses); (w) Costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Materials from the Property unless the Hazardous Materials were in or on the Property because of the acts or negligence of Tenant or its agents, employees or contractors; and (x) Property management fees in excess of three percent (3%) of the gross revenues from the Premises. Operating Expenses for the Building are to be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement or recovery, other reimbursement, recoupment, payment discount, credit, reduction, allowance or the like received by or credited to Landlord. C. Tenant’s Pro Rata Share. For purposes of this Lease, “Tenant’s Pro Rata Share of the Building” for any calendar year is set forth on Item 4(a) of the Basic Lease Provisions and “Tenant’s Pro Rata Share of the Property” for any calendar year is set forth on Item 4(b) of the Basic Lease Provisions. Tenant’s Pro Rata Share of the Building represents a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as reasonably determined by Landlord. Tenant’s Pro Rata Share of the Property represents a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Property, as reasonably determined by Landlord. Notwithstanding anything in this Lease to the contrary Tenant’s Pro Rata Share of the Building for jointly metered utilities and Tenant’s Pro Rata Share of the Property for jointly metered utilities shall be based on Tenant’s use of such utilities as reasonably determined by Landlord. D. Manner of Payment of Taxes and Operating Expenses. 1. On or before the execution of this Lease, the Commencement Date and annually thereafter, Landlord shall deliver to Tenant a notice setting forth in reasonable detail Landlord’s good faith estimate of Taxes and Operating Expenses for the applicable full or partial calendar year (“Landlord’s Estimate”). Commencing on the Commencement Date and continuing thereafter on the first day of each month throughout the Lease Term, Tenant shall pay one twelfth (1/12th) of Tenant’s Pro Rata Share of such estimated amounts of Taxes and Operating Expenses taking into account the partial abatements under Section 2.C. Landlord’s Estimate may be adjusted in good faith from time to time by Landlord by written notice to Tenant not more than once within a calendar year. Any such adjustments of Landlord’s Estimate within a calendar year shall be based on Landlord’s reasonable expectations. Any revision to any Landlord’s Estimate shall become effective commencing on the first day of the calendar month that is at least thirty (30) days after Tenant’s receipt of the revised Landlord’s Estimate. If Landlord fails to timely deliver Landlord’s Estimate, Tenant shall pay one-twelfth (1/12th) of the actual Tenant’s Pro Rata Share of Taxes and Operating Expenses paid for the previous calendar year, and commencing on the first day of the calendar month following thirty (30) days after Tenant’s receipt of Landlord’s Estimate for the current calendar year, the

-10- monthly payment on account of estimated Taxes and Operating Expenses shall be increased or decreased to reflect the estimate set forth therein. 2. Within one hundred fifty (150) days after the end of each calendar year containing a portion of the Lease Term Landlord shall send Tenant a statement setting forth the actual Operating Expenses and Taxes for such calendar year (“Landlord’s Statement”). 3. If the aggregate amount paid by Tenant pursuant to Landlord’s Estimate with respect to any calendar year is less than the actual amount due from Tenant set forth in Landlord’s Statement for such calendar year, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the amount of such underpayment within thirty (30) days after receipt of the Landlord’s Statement showing such underpayment. 4. If Landlord’s Estimate with respect to any calendar year is more than the actual amount set forth in Landlord’s Statement for such calendar year, Landlord shall credit the amount of any corresponding overpayment by Tenant against the next installment(s) of Base Rent and Additional Rent, provided that if no further installments of Base Rent or Additional Rent shall be due, Landlord shall refund to Tenant the amount of such overpayment at the same time that Landlord delivers Landlord’s Statement to Tenant. 5. If the Lease Term shall have expired or been terminated, the obligation of Tenant to pay Tenant’s Pro Rata Share of Taxes and Operating Expenses for the final calendar year through the date on which this Lease expired or was terminated, and Landlord’s obligation to reimburse Tenant for any overpayment on account thereof, shall each survive for a two (2) year period following such expiration or termination. 6. In no event shall a decrease in the Taxes or Operating Expenses decrease the monthly Base Rent payable hereunder (except to the extent a credit against Base Rent for overpayment by Tenant is provided for in Section 3(D)(4) above). E. Proration. If Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes or Operating Expenses commences on any date other than January 1 or ends on any date other than December 31st, the amount of Taxes and Operating Expenses for such first or final calendar year shall be prorated to reflect the portion of such years after the Commencement Date, and before the Expiration Date or earlier date that this Lease may be terminated, as the case may be. Such proration shall be made by multiplying the Taxes or Operating Expenses, as applicable, in respect of any such calendar year by a fraction, the numerator of which shall be the number of days in such calendar year for which Tenant is required to pay Tenant’s Pro Rata Share of Taxes or Operating Expenses, as applicable, and the denominator of which shall be 365. F. Audit Rights. Landlord shall maintain reasonable and complete books and records showing the Operating Expenses and Taxes. Tenant shall have the right, at its expense (except as expressly set forth below), to inspect or have its Representatives (as hereinafter defined) audit and/or inspect Landlord’s accounting records relative to Operating Expenses and Taxes during normal business hours at any time within one hundred eighty (180) days following the furnishing to Tenant of Landlord’s Statement (“180 Day Period”). If Tenant does not deliver a written notice to Landlord taking written exception to any item of Operating Expenses and Taxes, as the case may be, and specifying in reasonable detail the reasons for such exception within the 180 Day Period (as it relates to Operating Expenses and Taxes for any given year), then Landlord’s Statement shall be considered as final and accepted by Tenant, and Tenant waives the right to

-11- dispute any matters relating to the calculation and determination of Operating Expenses and Taxes for the calendar year for which the Landlord’s Statement in question was issued (except to the extent of an error uncovered by a later audit that applied in an earlier year but up to a maximum of two (2) earlier years). For purposes hereof, the term “Representatives” shall mean one or more of the licensed employees or consultants of Tenant or an independent certified public accounting firm. If and to the extent that Tenant engages any such Representatives to audit and/or inspect Landlord’s records, then prior to such audit and/or inspection Tenant shall cause such professional firm to execute and deliver to Landlord a commercially reasonable form of confidentiality agreement relative to maintaining the confidentiality of all information obtained in the course of any such audit and/or inspection, provided however such confidentiality agreement shall not act as a bar to Tenant exercising or enforcing its rights hereunder. Notwithstanding the foregoing, Tenant shall also maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) on a need to know basis, who also agree to maintain the confidentiality of such financial information and accounting records. Tenant shall not retain its Representatives on a contingent fee basis. In the event any such audit conducted by Tenant or Tenant’s Representatives (herein, a “Tenant Audit”) determines that the aggregate amounts set forth on the Landlord’s Statement for any applicable year overstated Tenant’s Pro Rata Share attributable to such items, and if Landlord reasonably approves the results of the Tenant Audit, then Landlord shall credit such amount to Tenant’s subsequent payments of Base Rent, or if the Lease has terminated, remit the amount of such overpayment to Tenant within thirty (30) days after receipt of notice from Tenant of the amount of such overpayment. Should Landlord disagree with the results of the Tenant Audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public account, whose decision shall be final and binding. If it is determined that the amount paid by Tenant for Operating Expenses or Taxes, as the case may be, exceeds the actual amount so required hereunder for such year by an amount in excess of five percent (5%), then Landlord shall be responsible for the payment of reasonable out-of-pocket audit fees incurred by Tenant under this Section 3.F. relative to the initial Tenant Audit of such Landlord’s Statement up to a maximum amount of $10,000.00, which payment shall be due within thirty (30) days after Tenant’s demand therefor (which demand shall be accompanied by invoices, paid receipts and/or other reasonable documentation evidencing the costs incurred by Tenant for such audit). Notwithstanding any exception made by Tenant to any Landlord’s Statement, Tenant shall pay Landlord the full amount of Landlord’s Estimate, subject to readjustment at such time as any such exception may be resolved in favor of Tenant (i.e., either through mutual agreement of the parties, or based on a mutually acceptable arbitration process or proceeding). G. Additional California Taxes. Tenant shall pay before delinquency, all taxes and assessments (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees of Tenant. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Property is increased as a result of the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, Tenant shall within ten (10) business days of demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. In the event that the Property is owned by an entity the property of which is

-12- exempt from taxation pursuant to the California Revenue and Taxation Code, Tenant’s possessory interest may be subject to property taxation pursuant to Section 107.6 of the California Revenue and Taxation Code and to the payment of property taxes levied on that interest. The full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest, upon which property taxes will be based, shall equal the greater of (A) the full cash value of the possessory interest or (B) if Tenant has leased less than all of the Property, Tenant’s allocable share of the full cash value of the Property that would have been enrolled if the Property had been subject to property tax upon acquisition by Landlord. The full cash value as provided for pursuant to either (A) or (B) of the preceding sentence shall reflect the anticipated term of possession if, on the lien date described in Section 2192 of the California Revenue and Taxation Code, that term is expected to terminate prior to the end of the next succeeding fiscal year. Tenant’s allocable share shall, subject to the preceding sentence, be the Rentable Area of the Premises divided by the Rentable Area of the Property. ARTICLE 4 Condition of the Premises; Early Access; Landlord’s Compliance with Laws A. Condition of the Premises. The Premises will be delivered to Tenant when the Landlord Work has been Substantially Completed (the “Delivery Date”). Except as otherwise expressly provided above and elsewhere in this Lease, Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord, in its “AS-IS” spec suite condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; except, however, that Landlord agrees to perform (or cause to be performed) the Landlord Work set forth in the Work Letter attached hereto as Exhibit G and Landlord hereby warrants such work to be free of defects in materials and workmanship for a period of one (1) year after the Commencement Date, and upon a breach of such warranty, within a reasonable period of time, Landlord cause any non-compliance with, or breach of, such warranty to be remedied at Landlord’s sole cost and expense. If the Commencement Date is delayed or otherwise does not occur on the Estimated Commencement Date, set forth in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord or Tenant be liable to the other party for any loss or damage resulting therefrom. Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises, Building or the Property or with respect to the suitability of the conduct of Tenant’s business, and, except as expressly provided in this Lease, Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises, Building and the Property in its decision to enter into this Lease and let the Premises in an “AS IS” spec suite condition. Except as otherwise expressly set forth in this Lease, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises, Building and the Property were at such time in satisfactory condition. Tenant hereby waives Section 1941 of the Civil Code of California or any successor provision of Law. B. Delivery of the Premises. Landlord agrees to use commercially reasonable efforts to deliver possession of the Premises to Tenant on the Estimated Commencement Date. Notwithstanding the foregoing, Tenant shall have the right during normal business hours to access the Premises (the “Pre-Term Access”), beginning on the Effective Date and ending on the day immediately preceding the Commencement Date (the “Pre-Term Access Period”), for the sole purpose of (i) constructing the Tenant Improvements in accordance with the terms and provisions set forth in Exhibit G attached hereto, and (ii) preparing the Premises for occupancy by Tenant, including, but not limited to, the construction or the installation of Tenant’s furniture, fixtures, computer equipment, telephone equipment and other routine network connections in the Premises.

-13- All of the terms and provisions of this Lease, except for the monthly installments of Base Rent and Additional Rent for the Premises, shall apply during Tenant’s Pre-Term Access Period. C. Landlord’s Compliance with Laws. Landlord agrees that as of the Commencement Date, the Building, the Premises, the Landlord Work and the Tenant Improvements (including the parking areas) shall be in compliance with all Laws (defined below), including, without limitation, the Americans with Disabilities Act of 1990 (“ADA”)(including path of travel to and from the parking areas to the Building). Any improvements to the Property so that the Building, Premises, the Landlord Work, and the Tenant Improvements shall be in compliance with all Laws (including the ADA) as of the Commencement Date, whether discovered prior to acceptance of the Premises or during the construction of the Tenant Improvements, shall be performed by Landlord at Landlord’s sole cost and expense and shall not be deducted from the Tenant Allowance, unless such non-compliance is due to specialized Tenant requested improvements (in which event, only to the extent such costs apply to the Premises, such costs shall be deducted from the Tenant Allowance or paid for by Tenant, at Tenant’s election). ARTICLE 5 Use; Operations; Compliance with Laws and Rules A. Uses. Tenant may use the Premises for office, laboratory, research and development and any related or ancillary uses thereto in compliance with all applicable Laws (as hereinafter defined) in effect from time to time during the Lease Term (“Tenant’s Permitted Use”), but for no other purpose whatsoever unless approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Tenant shall obtain validation by any medical review board or similar governmental licensing of the Premises required for Tenant’s use thereof, if any. Additionally, prior to Tenant’s actual use of any laboratory space, Tenant shall deliver to Landlord a copy of all of Tenant’s safety protocols, which protocols shall also identify generally the nature of the work to occur in the laboratory space. Notwithstanding anything to the contrary herein, in no event shall Tenant generate, produce, bring upon, use, store or treat Hazardous Materials with a risk category higher than Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord if applicable to similar facilities in the City of San Diego). B. Tenant’s Compliance with Laws. Notwithstanding anything to the contrary, Tenant shall comply with all laws, orders, ordinances, codes, regulations, regulatory agencies, rules, rulings, orders, decrees, directives, policies and requirements of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions having jurisdiction over the Building or the Land (collectively, “Laws”) and with all applicable Board of Fire Insurance Underwriters’ regulations and requirements, in each instance if and to the extent that same relate to Tenant’s particular manner of use of the Premises or any Alteration Work (as hereinafter defined) that Tenant proposes to perform therein (whether directed to Tenant or Landlord). Landlord shall be responsible for effecting (and Landlord shall promptly effect) any repairs, additions, alterations or changes to the Common Areas of the Building that are necessitated by the acts or omissions of Landlord, its agents, contractors, subcontractors or employees or that are required to comply with Laws (except to the extent the Building is exempted from (or “grandfathered” from) compliance with any Law) that affect laboratory office buildings generally or the Building specifically and are not required solely because of (a) the particular manner of use of the Premises by Tenant, (b) any Tenant Improvements that are not ordinary office and/or lab improvements, or (c) Tenant’s Alteration Work in the Premises, Building or Property that is not ordinary office and/or lab improvements. Except as otherwise

-14- expressly set forth in this Lease, Landlord may include the costs of performing its obligations under the preceding sentence in Operating Expenses to the extent permitted pursuant to Article 3 hereof. Tenant shall not knowingly or negligently: (i) make or permit any use of the Premises or the Property that would violate any Laws; or (ii) do or permit to be done anything in or on the Premises or the Property that would violate any Laws, or (iii) bring on or keep anything in the Premises or the Property that would violate any Laws. Throughout the Lease Term, Tenant shall procure and maintain all licenses and permits legally necessary for Tenant’s use of the Premises and any Alteration Work outside of the Landlord’s Work and shall allow Landlord to inspect them upon reasonable prior request at no cost to Tenant. C. Building Rules. Tenant shall comply with all rules set forth on Exhibit H (the “Rules”). To the extent of any conflict between the Rules and the provisions of this Lease, the provisions of this Lease shall control. Landlord shall have the right to reasonably amend the Rules and supplement the same with other reasonable rules (not inconsistent with this Lease) as may be necessary or appropriate for the promotion of the safety, care or cleanliness of the Property or good order therein, and all such amendments or new rules shall be binding upon Tenant after written notice thereof to Tenant; provided the same shall not materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease. All of the Rules shall be applied on a non-discriminatory basis to all of the tenants of the Building, in a reasonable manner, and in a manner which shall not unreasonably interfere with Tenant’s use or occupancy of the Premises for the purposes permitted under this Lease. Provided, that Landlord uses commercially reasonable efforts to enforce such rules on a non-discriminatory basis, nothing herein shall be construed to give Tenant or any other person any claim, demand or cause of action against Landlord arising out of a violation of the Rules by any other tenant or occupant of the Property. D. Entry and Exit from Building and Building Security. All persons entering or leaving the Building at any time may be required to identify themselves to a watchman by registering or otherwise to establish a right to enter or leave the Building. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, subject to Landlord’s reasonable security protocol, applicable Laws, emergencies, and Force Majeure events or Unavoidable Delays. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROPERTY, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROPERTY, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Additionally, Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. E. Tenant Security Systems. Tenant has the right to (i) install its own security systems in the Premises (including any Landlord approved cameras and card access systems, such approval not to be unreasonably withheld, conditioned or delayed), and (ii) to connect such security system into the Building’s security system, subject to obtaining Landlord’s prior written approval, which shall not be unreasonably

-15- withheld, conditioned or delayed. Such security system shall be designed and operated in such a manner that Landlord shall at all times be able to access the Premises, provided such Landlord access is subject to compliance by Landlord with the other applicable provisions of this Lease. Installation of such system may be part of the Tenant Improvements. F. Operations. During the Lease Term, Tenant shall: store all trash and refuse in adequate containers within the Premises (or such other locations as Landlord may reasonably designate from time to time) which Tenant shall keep secure and maintain in a neat and clean condition and so as not to be visible or odorous to members of the public at the Building and so not to create any odors noticeable outside the Premises or any health or fire hazard, and to attend to the daily disposal thereof from the Building at Tenant’s sole cost and expense by a third-party trash removal service contracted for by Tenant in the manner reasonably designated by Landlord; to comply with any recycling program implemented by Landlord in its reasonable discretion; to keep all drains and grease traps and “black iron” and other exhaust ducts and vents (along with associated scrubbers and fans) clean and reasonably free of grease and other debris at Tenant’s sole cost and expense (and to coordinate with Landlord the cleaning of such ducts, traps, vents and drains, provided that the grease traps shall be cleaned at times reasonably approved by Landlord to avoid any interference with the Building’s loading docks and other operations, and provided, further, that to the extent such cleaning requires Tenant to access the roof of the Building, such access shall be coordinated through Landlord at such times as may be reasonably designated by Landlord and Landlord, or Landlord’s representative, shall accompany Tenant during any such cleaning), such cleaning to be provided by a reputable degreasing service and occur as necessary but not less often than bi-monthly; to maintain, if required by applicable Law, all fire suppression systems in the Premises (including, without limitation, the kitchen exhaust) and to test such systems on an annual basis and provide evidence reasonably satisfactory to Landlord that such systems comply with Laws; to clean the Premises on a regular basis; and to receive and deliver goods and merchandise in such areas reasonably designated by Landlord. ARTICLE 6 Services and Utilities A. Utilities and Services. Landlord shall operate and maintain the Building and provide the following services and utilities in a manner comparable to the management and operation of other comparable life sciences office and laboratory buildings of similar quality in the San Diego area (the “Comparable Buildings”), which Comparable Buildings shall consist of the buildings located at the projects having the following addresses: 5897 Oberlin Dr, San Diego, California 92121, 10075 Barnes Canyon Rd, San Diego, California 92121, and 4902/4910 Headquarters Point, San Diego, California 92121. The cost of providing such utilities and services required to be provided by Landlord shall be included in Operating Expenses unless, to the extent expressly provided herein, all or a portion of such cost is to be paid by Tenant, or other tenants of the Project or borne by Landlord without reimbursement. Tenant covenants and agrees that in the event any repairs, maintenance or other obligation of Landlord is required or needed under this Lease, then Tenant shall promptly provide written notice to Landlord of such required or needed repair, maintenance or other Landlord obligation. 1. HVAC. Landlord, as an Operating Expense for which Tenant shall pay Tenant’s Pro Rata Share thereof, shall provide heating, ventilation and air conditioning (“HVAC”) to the Premises twenty-four (24) hours per day, seven (7) days a week. Such HVAC service in the Premises shall be delivered in quantities and in accordance with those standards set forth on Exhibit E hereto. If (i) Tenant’s use of (or the number of persons working within) the Premises is beyond that of normal office and lab use and beyond

-16- the capacity of the HVAC system of the Building, and such use requires the installation and operation of any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and (ii) Landlord notifies Tenant in writing (and provides reasonably satisfactory written evidence) of the need for such supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or such adjustments or modifications to existing systems and equipment), then Tenant shall, within a reasonable time after such written notice from Landlord, either cause its use of the Premises to comply with such requirements or install any such supplemental system or equipment (or make such adjustment or modification), or otherwise mitigate the conditions giving rise to the need for supplemental cooling, at Tenant’s expense; provided that if Tenant fails to commence such actions within thirty (30) days after such notice and then pursue such actions diligently to completion (subject to reasonable extension due to delays caused by Landlord or by other events beyond Tenant’s reasonable control), then Landlord shall have the right (without obligation) to install any such supplementary system or equipment (or make such adjustment or modification) on Tenant’s account, whereupon Tenant shall pay Landlord’s reasonable, out-of-pocket costs and expenses in providing, installing and/or operating such supplemental systems or equipment (or making such adjustment or modification). 2. Electricity. Landlord, as an Operating Expense for which Tenant shall pay Tenant’s Pro Rata Share thereof, shall provide electricity to the Premises in quantities and in accordance with those standards set forth on Exhibit E hereto. Tenant acknowledges and agrees that such electrical capacity and standards as set forth on Exhibit E for the Building is sufficient for Tenant’s Permitted Use and for its operations in the Premises. Tenant’s use of electricity provided by Landlord shall not exceed in voltage and rated capacity set forth above or the overall load that which is standard for the Building; provided, however, that if Tenant requests additional electrical service to the Premises in excess of the current capacity, Landlord shall not unreasonably withhold, condition or delay its consent to the provision of such additional electric service, so long as Tenant demonstrates the need for such additional electrical service for the reasonable operation of Tenant’s business in the Premises. Tenant shall make no alterations or additions to the electric equipment or appliances used within or serving the Premises which would overload the CT cabinets or switches on any floor of the Premises. 3. Domestic Water. Landlord shall provide domestic cold water for drinking and cold and hot water for laboratory purposes at one or more points on the floor on which the Premises are located, for restrooms in the Common Areas of the Building, and, subject to Landlord’s approval (such approval not to be unreasonably withheld, conditioned or delayed) and at Tenant’s sole cost and expense, for any private restrooms or office kitchens installed by Tenant in the Premises. Landlord shall either submeter other water service in the Premises and charge Tenant directly for same as Additional Rent or cause the water service to the Premises to be provided as part of Operating Expenses, for which Tenant shall pay Tenant’s Pro Rata Share thereof. 4. Gas Service. Landlord shall make available to Tenant gas service for the Premises in accordance with the specifications described on Exhibit E. Additional capacity in excess of such maximum shall be available to Tenant at Landlord’s reasonable discretion. Landlord shall either (i) submeter such gas service to the Premises and charge Tenant directly for same as Additional Rent or (ii) cause the gas service to the Premises to be provided as part of Operating Expenses, for which Tenant shall pay Tenant’s Pro Rata Share thereof, or (iii) cause Tenant to have the gas service to the Premises separately metered and placed in Tenant’s name in which case Tenant shall pay for such service directly to the utility provider.

-17- 5. Elevator Service and Loading Dock. Landlord shall provide passenger elevator service, in common with other tenants or occupants of the Building. Landlord shall provide freight elevator service and provide shared use of the Building’s loading docks, and notwithstanding the following sentence to the contrary, Tenant shall at all times have reasonable access to the freight elevators. If Tenant desires temporary exclusive use of the freight elevator, such freight elevator may be reserved on a first-come first- served basis subject to prior scheduling with no less than twenty-four (24) hours prior notice to Landlord and subject to after-hours charges for use on Saturdays, Sundays and holidays and after Normal Hours on Monday through Friday, and if any other tenant in the Building has so reserved the freight elevator, Landlord shall give Tenant written notice of such reservations and the times thereof. The Building’s elevators shall be used in common with Landlord and the other tenants and their respective contractors, agents and visitors. Landlord reserves the right to modify or terminate the use of any elevators in the Building or to designate specific elevators for the use of specific other tenants or occupants of the Building at any time and from time to time provided there remains reasonable elevator service to the Premises. The term “Normal Hours” shall mean during the period from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, excluding national holidays. 6. Other Common Amenities. If Landlord, in its sole discretion, elects to provide other common Building amenities, Tenant’s personnel shall have the same access to, and rights to use, such common facilities in the same manner as personnel of the other tenants of the Building generally (including payment of any required fees or other charges). 7. Cleaning. Landlord shall provide cleaning services for the Common Areas of the Building as part of Operating Expenses. Tenant shall be responsible, at Tenant’s expense, for cleaning Tenant’s Premises and removing all hazardous materials waste therefrom in accordance with applicable Laws. 8. Interior Building Signage. Landlord shall list the name of Tenant on the Building directory, if any, and in any computer or other directory serving the Building at no cost to Tenant (except as may otherwise be included in Operating Expenses) and also, at Landlord’s expense, on (a) any lobby directory listing certain Building tenants, if any, and (b) outside of the entry to Tenant’s suite; provided, however, Landlord shall pay for such initial interior suite signage, and Tenant shall be responsible for the cost of all replacements, repairs or removal thereof. The style, type, color, size, and design of the interior suite sign shall be (i) in accordance with the Building standard sign criteria for the Building, (ii) in accordance with all applicable governmental laws, codes, ordinances, covenants, conditions and restrictions relating to the Building, and (iii) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall pay all costs associated with the removal of the interior suite sign and the restoration of the Building where such sign was located to as near its original condition as may then be reasonably required by Landlord. 9. Parking. As long as Tenant or its successors and assigns is a tenant at the Building, Tenant shall have access to the parking spaces allocated to Tenant, as set forth in Item 13 of the Basic Lease Provisions, for the parking of operational motor vehicles used by Tenant, its officers, employees, contractors and invitees only. The use of such spaces shall be subject to the reasonable rules and regulations adopted by Landlord from time-to-time for the use of the parking areas and provided to Tenant in writing; provided, however, such rules and regulations shall not materially affect Tenant’s use of the parking areas.

-18- B. Additional Services. Landlord’s property manager may perform such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant. All charges for such additional services shall be due and payable within thirty (30) days after such billing. In case Tenant shall fail to make payment for any such additional services, Landlord’s property manager may, without notice to Tenant, discontinue any or all such additional services. If Tenant uses any services of Building after the Normal Hours, except as specifically otherwise provided herein, Tenant shall pay Landlord’s normal and reasonable charges for such after hour services. Tenant shall pay, as part of Additional Rent, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. C. Recycling and Waste Management. To the extent required by Law, Landlord may maintain a recycling and waste management policy for the Building, for which Tenant and all tenants of the Building must comply. D. Other Energy Conservation Programs. Landlord shall have the right (which costs shall be included as part of Operating Expenses), to institute such other energy conservation policies, programs and measures on a Building-wide basis as may be required to comply with any Laws. E. No Warranty; Failure of Services. 1. Stoppage of Services. (a) Landlord does not warrant that any services or utilities (including without limitation, electrical service) will be free from Unavoidable Delays (as defined below) and Landlord reserves the right to stop any of the foregoing services or utilities when necessary by reason of an emergency or repairs or alterations to the architectural, structural or mechanical systems of the Building, but in such event Landlord shall use all commercially reasonable efforts to repair the same as expeditiously as possible. Landlord shall not, however, except in an emergency, voluntarily effect any stoppage or reduction of any service without giving prior oral or written notice to Tenant of the time and duration thereof. In case of any service stoppage or reduction arising out of, or the ending of which requires, any work by Landlord or any other person other than a utility company or governmental agency, Landlord shall prosecute such work (or cause such work to be prosecuted) diligently and continuously so as to minimize the duration of such service stoppage or reduction. (b) Except as otherwise herein expressly specified (including under Section 6(E)(2)), no stoppage or interruption of services or utilities whatsoever shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or relieve Tenant from performance of any covenant or agreement or obligation of Tenant under this Lease, or entitle Tenant to any abatement of Rent. In no event whatsoever shall Landlord be liable to Tenant for damages by reason of loss of profits, business interruption or other consequential damages on account of any interruption in services or utilities at the Property. (c) “Unavoidable Delays” shall mean delays or interruptions to the extent caused by strikes or lockouts (except to the extent any such strike or lockout is attributable to the acts or omissions of the party claiming such delay, including the failure of such party to promptly initiate and diligently pursue all commercially reasonable steps to avoid such strike or lockout), failure of power (except to the extent such failure has been caused by the acts or omissions of the party claiming the delay), failure of any utility provider to timely complete service connections (but only with respect

-19- to delays relating to that particular utility and provided that such delays do not arise out of the failure of the party claiming the delay to timely schedule such service connections or delinquency with respect to any payment to such utility company or other cause within such party’s reasonable control), conditions of supply or demand which are affected by war or other national, state or municipal emergency, restrictive governmental laws or regulations not in effect as of the date of execution of this Lease, condemnations, riots, insurrections, war, fire or other casualty, unforeseen weather conditions, any restrictions, shutdowns, closures, or shortages or other delays related to COVID-19 or any similar viruses, epidemics or pandemics, or acts of God, or other unforeseeable reasons not within the reasonable control of the party. Notwithstanding the foregoing, reasons such as and including lack of money, financial inability, failure to perform of any contractor, agent, vendor or consultant of the party (except as expressly provided in this Section) claiming such delay, delays in applying for or obtaining permits for construction or occupancy, reasonably foreseeable governmental action or inaction or failure to order long-lead items sufficiently in advance of the time needed shall not be Unavoidable Delays. Each party agrees to notify the other party within ten (10) business days after it has actual knowledge of the existence of the Unavoidable Delay(s) specifying the nature and estimated length thereof. If any party shall fail to give notice within the time period set forth above, such party shall not be entitled to claim any such delay as an Unavoidable Delay. Notwithstanding anything to the contrary in this Lease, in no event will any Unavoidable Delay excuse the Tenant’s obligation to pay Rent or other amounts. 2. Failure of Services. Notwithstanding anything herein to the contrary: (a) If (i) any failure or interruption of any service or utility to be provided to Tenant hereunder by Landlord shall result in any material portion of the Premises being unusable, and Tenant cannot and in fact does not use such material portion of the Premises (such failure or interruption, a “Critical Failure”), and (ii) such Critical Failure arises from a cause within the reasonable control of Landlord, and (iii) such Critical Failure continues for more than five (5) consecutive business days, then commencing on the sixth (6th) consecutive business day after Tenant ceases to use such portion of the Premises for the normal conduct of its business due to such Critical Failure, all Rent payable hereunder with respect to such material portion of the Premises shall abate until the earlier of (1) the date that such portion of the Premises is again usable for the normal conduct of Tenant’s business or Tenant does in fact use such portion of the Premises for the normal conduct of Tenant’s business and (2) the next business day following restoration of the applicable service or utility. For the purposes of this Section 6(E)(2), a “material portion of the Premises” shall include, without limitation, (i) any portion of the Premises consisting of ten percent (10%) or more of the Rentable Area thereof, and (ii) any portion of the Premises consisting of laboratory space, central plant or other Building Systems, and (iii) any portion of the Premises used for centralized services or whose use is essential for the remainder of the Premises to be used for Tenant’s intended business operations. (b) Notwithstanding any of the foregoing provisions of this Section, if any failure or interruption of service is due to a fire or other casualty or is caused by Tenant, the remedies provided for in this Section shall not apply. (c) The remedies expressly set forth in this Lease shall constitute Tenant’s sole and exclusive remedies with respect to any failure or interruption of any service that Landlord is obligated hereunder to provide, and Tenant hereby waives any and all other rights or remedies it may

-20- have at law or in equity in connection with the same. Tenant hereby waives the provisions of California Civil Code Section 1932(1), or the terms of any other applicable existing or future law, ordinance or governmental regulation, in each case to the extent they permit the termination of this Lease due to an interruption, failure or inability to provide any services. ARTICLE 7 Alterations and Liens A. Alterations. 1. Except to the extent expressly set forth herein, Tenant shall have no right to make additions, changes, alterations or improvements (“Alteration Work”) to the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. The initial Tenant Improvements as described in Exhibit G shall not be considered Alteration Work and shall be governed solely by Exhibit G. Upon fifteen (15) days prior written notice to Landlord but with no consent required in connection therewith, Tenant may perform Alteration Work, which does not constitute a Major Alteration (defined below) and is cosmetic and non-structural in nature, such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”). As used herein, a “Major Alteration” is any Alteration Work that either (a) requires the issuance of a building permit from the City of San Diego; (b) affects the structure, exterior or exterior appearance of the Premises or the Building; (c) affects the views of the interior of the Building from the exterior of the Building; (d) affects any of the Building’s electrical, HVAC, communication risers, roof mechanical and plumbing systems and equipment (collectively “Building Systems”); (e) adversely affects other tenants or occupants of the Building in any material way, as reasonably determined by Landlord; (f) will cause material noise, vibrations or odors to emanate outside of the Premises or through the Building’s ducts or exhausts, or (h) costs more than $300,000.00 in the aggregate. 2. Prior to the commencement of its performance of any Alteration Work requiring consent, Tenant shall submit to Landlord in writing: (a) complete architectural and engineering working drawings and specifications (the “plans and specifications”) therefor (unless such Alteration Work is only Decorative Alterations), (b) a statement from an engineer approved by Landlord (acting reasonably) stating that the Alteration Work will not adversely affect any Building Systems or the structure of the Property (if such Alteration Work is a Major Alteration); and (c) a detailed description of the proposed Alteration Work. Prior to approving any Major Alteration, Landlord also reserves the right to require Tenant to provide Landlord with a third party report from a reputable consultant, in form reasonably acceptable to Landlord, showing that such work will not adversely affect the HVAC, ventilation systems or air quality of the Building (or any tenant of the Building). When required, Landlord shall give or withhold its consent within ten (10) business days after Tenant’s submission of all required materials under this Section. Landlord’s consent to any Major Alteration shall not be unreasonably withheld or conditioned. Prior to the commencement of its performance of any Alteration Work (including but not limited to Major Alterations), Tenant shall submit to Landlord copies of all permits required by applicable Laws (if any), certificates of insurance from all contractors and subcontractors naming the Landlord Protected Parties (as hereinafter defined) as additional insureds, and the identities of all architects, engineers, contractors, subcontractors and suppliers to be utilized with respect to such Alteration Work to the extent such contracts or subcontracts have been executed and/or such architects, engineers, contractors, subcontractors and suppliers have been identified. 3. Upon the completion of any Major Alteration, Tenant shall deliver to Landlord unconditional final lien waivers for all work, services and materials incorporated into such Major Alteration,

-21- affidavits listing all contractors, subcontractors and suppliers involved in such Major Alteration, “as built” or marked record set drawings for all Major Alterations to the extent available, a certificate of substantial completion from Tenant’s architect or engineer (if applicable), and, to the extent applicable and required, all certificates or other evidence issued by applicable governmental authorities indicating final approval of such Major Alterations or other Alteration Work. 4. All Alteration Work shall be designed by engineers and architects selected by Tenant (and reasonably approved by Landlord) and shall be performed by contractors, subcontractors and suppliers selected by Tenant and reasonably approved by Landlord , and notwithstanding the foregoing, any Alteration Work involving connections to the Building Systems shall be performed at Tenant’s expense by a contractor designated by Landlord in its sole, but reasonable, discretion provided that the rates charged to Tenant are the same rates charged to Landlord for similar services). All engineers, architects, contractors, subcontractors and suppliers retained in connection with the Alteration Work shall be duly licensed if and to the extent required and shall perform the tasks for which they are retained in a good, worker like manner so as to maintain harmonious labor relations in the Building and not create any work stoppage, picketing or labor dispute. All materials used in connection with the Alteration Work shall be of a quality comparable to or better than those materials used in the initial construction of the Premises and, in the case of a Major Alteration, shall comport, in all material respects, with the plans and specifications approved by Landlord. During Tenant’s performance of any Alteration Work and upon at least forty-eight (48) hours prior notice to Tenant, Landlord shall have the right to inspect same to confirm compliance with the terms and conditions of this Article and, except with respect to Decorative Alterations, with the plans and specifications delivered to and approved by Landlord pursuant to this Article 7. 5. All Alteration Work shall comply with all applicable Laws, the Rules and all of Landlord’s reasonable requirements relating to work at the Building regarding insurance, access to the Premises and Building, life safety and protection of property. 6. Tenant shall not be required to pay a supervision fee to Landlord in connection with any Alteration Work which is not a Major Alteration. Tenant shall pay to Landlord a supervision fee (“Supervision Fee”) of two percent (2%) of the cost of any Alteration Work which is a Major Alteration. Additionally for Alteration Work for which a Supervision Fee is not paid, Tenant shall reimburse Landlord for the actual, reasonable out-of-pocket costs and expenses paid by Landlord to third parties to review any plans and specifications for, or inspection of, any Alteration Work pursuant to Section 7(A)(4) hereof. 7. If Landlord consents to any Alteration Work, then such consent, review and/or approval of the Alteration Work and/or the plans and specifications shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials to be used for such Alteration Work (“Alterations Material Warranty”), or any warranty or guaranty that the Alteration Work and/or the plans and specifications comply with all applicable Laws (“Alterations Legal Compliance”), and Landlord hereby expressly disclaims any responsibility or liability for any Alterations Material Warranty and/or Alterations Legal Compliance. Tenant shall be responsible for and Landlord shall have no obligation or responsibility for, any repairs, maintenance or replacement of any portion of the Alteration Work. 8. If at any time Tenant proposes to make any Major Alteration or to run cabling, wires or other associated equipment within any risers, conduits, shafts, pipes or ducts in the Building, whether as part of the Tenant Improvements or thereafter during the Lease Term, Landlord shall advise Tenant in writing, at the time that Landlord consents thereto if it is being done as part of a Major Alteration or, within ten (10)

-22- business days after Tenant’s request, if it is not being done as part of a Major Alteration, whether or not Tenant will be required, at Tenant’s expense, to remove such Major Alteration and/or cabling, wires and associated equipment upon expiration of the Lease Term or earlier termination of this Lease. Tenant shall not be required to remove any of the Tenant Improvements or any cabling, wires and associated equipment upon the expiration of the Lease Term or the earlier termination of this Lease. 9. Notwithstanding anything contained herein to the contrary, all Landlord’s Work, Tenant Improvements and alterations and additions which are necessary for the use of the Premises as an operational research and development laboratory (the “Base Laboratory Improvements”), regardless of who funded their acquisition and installation, shall be part of the Building and owned by the Landlord and shall in no event constitute Tenant’s personal property if they are hard-wired to the Premises or otherwise built into the Premises in a manner preventing their removal without causing damage to the Premises. Base Laboratory Improvements may include, without limitation, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits). Such items shall become the property of Landlord upon the expiration or earlier termination of the Lease Term, and shall remain upon and be surrendered with the Premises as a part thereof. 10. In the event that Tenant leases or finances the acquisition of office or laboratory equipment, furnishings, trade fixtures or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Property. Landlord, at Tenant’s sole cost and expense, agrees to execute, in favor of any such lender, a commercially reasonable Landlord Waiver with respect to any such financing. 11. Upon completion of any alterations, improvements of Alteration Work made by Tenant and to the extent applicable, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the recorder of the County in which the Building is located in accordance with the terms of Section 3093 of the California Civil Code or any successor statute. 12. NOTICE IS HEREBY GIVEN THAT, EXCEPT FOR THE LANDLORD’S WORK AND THE TENANT IMPROVEMENTS, LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

-23- B. Liens. Notwithstanding anything to the contrary in this Lease, Tenant shall keep the Property, Building and Premises free from any mechanic’s, materialman’s or similar liens or encumbrances filed in connection with any alterations, improvements or Alteration Work performed by Tenant or by anyone (other than Landlord or any affiliate thereof) performing such alterations, improvements or Alteration Work on behalf or at the request of Tenant and, if any such lien or encumbrance shall be filed, Tenant, at Tenant’s sole cost and expense, shall remove any such lien or encumbrance and cause such lien or encumbrance to be released of record by payment or posting of a bond in a form and issued by a surety reasonably acceptable to Landlord within ten (10) business days after Tenant’s receipt of notice from Landlord with respect to the existence of such lien or encumbrance. If Tenant shall fail to timely remove, or bond over, any such lien or encumbrance, within such ten (10) business day period, Landlord may pay the amount necessary to remove such lien or encumbrance. The amount paid by Landlord to remove any such lien or encumbrance or otherwise due pursuant to this paragraph shall be deemed Additional Rent and shall be payable within thirty (30) days after demand. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, losses, judgments and costs (including reasonable attorneys’ fees) arising out of any such lien or encumbrance filed against the Property, Building and Premises in connection with any alterations, improvements or Alteration Work performed by Tenant or by anyone (other than Landlord or any affiliate thereof) performing such alterations, improvements or Alteration Work on behalf or at the request of Tenant. ARTICLE 8 Maintenance and Repairs A. Tenant’s Obligations. 1. Subject to the terms and provisions of this Article 8 and elsewhere in this Lease, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises that are not Landlord’s obligation under the terms of this Lease and are Tenant Maintenance Obligations (as defined below), including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, reasonable wear and tear and uninsured losses and damages caused by Landlord or any of its licensees, agents, employees and contractors excepted. Should Tenant fail to make any such repair or replacement, Landlord shall give Tenant notice of such failure. If Tenant fails to commence to cure of such failure within thirty (30) days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within ten (10) days after demand therefor; provided, however, that if such failure by Tenant creates or is likely to create an imminent and material risk to the health and safety of occupants, Landlord may promptly, after giving Tenant written notice that Landlord has elected to cure such failure, commence to cure such failure and shall thereafter be entitle to recover the costs of such cure from Tenant. Subject to Article 8(b), Article 9 and Article 11 below, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Property that results from damage caused by Tenant or any of the Tenant Parties (defined in Article 8(b) below). 2. Except as otherwise expressly set forth herein, as of the Commencement Date the maintenance and repair obligations for the Premises shall be allocated between Landlord and Tenant as set forth on Exhibit F attached hereto. Except as otherwise expressly set forth herein, the maintenance obligations allocated to Tenant pursuant to Exhibit F, (the “Tenant Maintenance Obligations”) shall be performed by Tenant at Tenant’s sole cost and expense. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord

-24- specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the proper performance of the applicable equipment in the Premises. Landlord shall have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Property, and Landlord shall, during any period that Tenant is responsible for the Tenant Maintenance Obligations, continue, as part of Operating Expenses or as otherwise expressly set forth in this Lease, to be responsible, as provided in this Lease, for capital repairs and replacements required to be made to the Property. 3. All repairs, maintenance and replacements shall be performed in a first class, workmanlike manner. Tenant, with its employees or contractors of its choosing, subject to maintaining labor harmony, may perform all work within the Premises related to painting, furniture moving, light bulb replacement, millwork maintenance, picture hanging and similar minor decorating work without obtaining Landlord’s prior consent and without prior written notice to Landlord. As used in this Lease “first class” manner, condition or quality means a manner, condition or quality similar to the same implemented with respect to that certain laboratory spec space being constructed by Landlord on the second (2nd) level of Building B at the Project and/or other laboratory space comparable thereto (it being understood that comparable shall mean comparable in size, location, specifications, design and quality). 4. Subject to the provisions of Section 10(C) hereof, if any damage to the Building outside of the Premises or to any equipment or appurtenance thereto or any part thereof results from any negligent act or omission, willful misconduct or breach of Tenant’s obligations under this Lease of or by Tenant or its contractors, subcontractors, agents or employees, Landlord may, at Landlord’s option and subject to the provisions of Section 22(F) hereof, make such repairs and replacements or undertake such maintenance at Tenant’s cost and expense. 5. Except as expressly provided in this Lease, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Section 1932(1), Section 1933(4), Section 1941 and Section 1942 of the California Civil Code or any similar or successor laws now or hereinafter in effect. B. Landlord’s Obligations. Landlord, as an Operating Expense to the extent permitted by Article 3 hereof, shall maintain (a) all of the structural, exterior, parking and other Common Areas of the Property, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Property including the Amenity Building and the Parking Garage (“Property Systems”), and (b) all structural portions of the Premises, including the foundation, floor/ceiling slabs, roof (inclusive of the membrane), curtain wall, exterior glass and mullions, columns, and beams in the Premises, in first class condition, repair and replacement, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. To the extent not covered by insurance, damages, losses and/or claims caused by Tenant or any of the Tenant Parties shall be repaired by Landlord at Tenant’s sole cost and expense. Subject to Section 6(E)(2) above, Landlord reserves the right to stop Property Systems’ services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Except to the extent caused by Landlord’s gross negligence or willful misconduct but subject to Section 6(E)(2) above, Landlord shall have no responsibility or liability for failure to supply Property Systems services during any such period of

-25- interruption; provided, however, that Landlord shall use all commercially reasonable efforts to complete any such repairs in the shortest period of time practicable. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall undertake such repair using commercially reasonable diligence. Except as otherwise expressly set forth in this Lease, no promises of Landlord to alter, remodel, improve, repair, decorate or clean the Property or any part thereof have been made, and no representation respecting the condition of the Property or any part thereof has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth in this Lease. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Except as expressly provided in this Lease, Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. C. Minimization of Interference. Whenever Landlord or any person authorized by Landlord shall perform any work required under Section 8(B) hereof, Landlord shall do so, or shall cause such person to do so, diligently and in such a manner as shall minimize interference with Tenant’s conduct of its business, but subject to the provisions of Section 6(E)(2) above. D. Casualty or Condemnation Events. The provisions of this Article shall not apply in the case of fire or other casualty or condemnation, in which case Article 9 or Article 11 hereof, as the case may be, shall control. ARTICLE 9 Casualty Damage A. Casualty. 1. If the Building or any part of the Property shall be damaged by fire or other occurrence, Landlord shall repair and restore the same unless this Lease is terminated by Landlord or Tenant pursuant to the express provisions of this Article. Such restoration of the Building or the Property shall be to substantially the condition existing immediately prior to the fire or other occurrence, except for modifications required by zoning and building codes and other Laws, and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, movable fixtures, equipment, or personal property or any special installations in the Premises (collectively, “Tenant’s Property”). Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided that Landlord shall make such repairs and restoration diligently, promptly (given the nature of the damage to be repaired) and in such a manner as to not, to the extent practicable, unreasonably interfere with Tenant’s conduct of its business elsewhere in the Premises, if applicable. Landlord shall not be required to do such repair or restoration work on an overtime or premium time basis. 2. Landlord shall, within forty-five (45) days after the occurrence of any damage to the Building and/or the Property or destruction thereof resulting from a fire, casualty or other similar occurrence, deliver to Tenant a notice (an “Anticipated Completion Date Notice”) accompanied by the written opinion of a qualified, experienced and reputable architect not affiliated with Landlord (hereinafter referred to as the “Casualty Consultant”) of: (a) the date by which Landlord anticipates being able to substantially complete the repair and restoration of the Building and/or the Property, as applicable, based on good construction practices

-26- and without employing labor at overtime or other premium rates, and including reasonably anticipated periods for insurance claim processing and adjustments (the “Anticipated Completion Date”); and (b) to the extent Tenant elects to repair the Tenant Improvements and any other Alteration Work, such election to be made withing ten (10) business days after Tenant’s receipt of the Anticipated Completion Date Notice, the period of time required for Tenant to commence and diligently prosecute to completion the repair and restoration of the Tenant Improvements and any other Alteration Work to substantially the condition existing immediately prior to the fire or other occurrence based on good construction practices and without employing labor at overtime or other premium rates (“Tenant’s Completion Period”); provided, that if Tenant does not elect to repair the Tenant Improvements and any other Alteration Work in accordance with the foregoing, Tenant shall make the proceeds of Tenant’s property insurance available to Landlord for such repair and shall be responsible for any shortfall in proceeds in order to permit Landlord to complete such repairs for a reasonable cost approved by Landlord and Tenant. 3. If the Building shall be so damaged or destroyed by fire, casualty or other similar occurrence (whether or not the Premises are damaged or destroyed) such that: (a) it will require a reasonably estimated expenditure (without insurance coverage) of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the fire, casualty or other similar occurrence; or (b) it will take more than eighteen (18) months to repair or rebuild the portion of the Building so damaged or destroyed, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect at the same time that Landlord delivers the Anticipated Completion Date Notice. 4. If: (a) more than twenty percent (20%) of the Rentable Area of the Premises is rendered unusable by such fire or other occurrence and (b) either (i) the Anticipated Completion Date set forth in the Anticipated Completion Date Notice is later than eighteen (18) months after the date of such fire, casualty or other similar occurrence; or (ii) the fire, casualty or other similar occurrence occurs during the last twelve (12) months of the Lease Term, Tenant may elect to terminate this Lease by delivering to Landlord a notice within thirty (30) days after Tenant receives the Anticipated Completion Date Notice (or within ninety (90) days after the date of such damage or destruction if Landlord shall fail timely to give the Anticipated Completion Date Notice), specifying the date for the termination of this Lease. 5. For purposes of this Lease, any portion of the Premises shall be deemed “unusable” if: (a) such portion of the applicable space is unusable for the normal conduct of Tenant’s business, including, without limitation, any elevator service or inability to use such portion of the Premises as a result of any interruption of electricity, water, any other service to be provided by Landlord under this Lease, in each case serving such portion of the Premises; or (b) there is no reasonably safe method of ingress to or egress from such space. Any portion of the Premises that is unusable is also sometimes hereinafter referred to as the “Untenantable Space.” B. Repair and Restoration. Unless this Lease is terminated as provided in Section 9(A) hereof, Landlord shall proceed with reasonable diligence and promptness, given the nature of the damage to be repaired, to repair such damage and restore the Building, all subject to Unavoidable Delays. Notwithstanding any provision in this Lease to the contrary, Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair, restoration or rehabilitation of any portion of the Premises, Building or the Property as a result of any damage from fire, casualty or other similar occurrence. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code

-27- Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction). C. Rent Abatement. If the damage or destruction resulting from any fire, casualty or other similar occurrence (but specifically and expressly excluding any closures of the Building or prevention of access to the Premises to the extent required by governmentally mandated rules, regulations or ordinances related to COVID-19 or any similar viruses, epidemics or pandemics) renders all or any portion of the Premises unusable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article, Base Rent and all other Rent allocable to the Untenantable Space shall abate for the period commencing on the date the Premises or such portion thereof becomes unusable and Tenant ceases to use such space for the normal conduct of its business and continuing until the earlier of: (i) the date on which Tenant shall reoccupy such space for the normal conduct of its business, and (ii) if Tenant elects to perform the repairs under Section 9(A)(2)(b) above, the period of time equal to Tenant’s Completion Period as the same may be extended pursuant to periods of Unavoidable Delays. Notwithstanding the foregoing, if Tenant reoccupies any portion of the Untenantable Space for the continuous, normal conduct of its business, such abatement shall end with respect to such portion of the Untenantable Space. For clarification purposes and notwithstanding anything to the contrary in this Lease, there shall be no Rent abatement due to any closures of the Building or prevention of access to the Premises to the extent required by governmentally mandated rules, regulations or ordinances related to COVID-19 or any similar viruses, epidemics or pandemics, and for purposes of this Lease, any closures of the Building or prevention of access to the Premises to the extent required by governmentally mandated rules, regulations or ordinances related to COVID-19 or any similar viruses, epidemics or pandemics shall not be deemed a fire, casualty or other similar occurrence under this Lease unless such abatement is required by Law. D. Rent Adjustments. If this Lease is terminated pursuant to this Article: (i) Rent shall be apportioned on a per diem basis and be paid to the date of the fire, casualty or other similar occurrence with appropriate adjustment for any portion of the Premises that Tenant continuously occupied for the normal conduct of Tenant’s business from the date of the fire or other occurrence until said termination, and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease; and (ii) upon the date specified in any notice terminating this Lease, this Lease shall expire and terminate as fully and completely as if such date were the date set forth for the expiration of this Lease. E. Sole and Exclusive Remedies. Landlord and Tenant agree that Landlord’s obligation to restore the Building and the Landlord’s Work, Tenant’s obligation to restore the Tenant Improvements and Alteration Work if so elected by Tenant, the abatement of Rent expressly provided herein and Landlord’s and Tenant’s rights to terminate this Lease, all as set forth in this Article, shall be each party’s sole and exclusive recourse in the event of damage to or destruction of the Premises, the Building and/or the Property by fire or other occurrence, and each of Landlord and Tenant waive any other rights either party may have under any applicable Law to terminate this Lease by reason of any such damage or destruction to the Premises or the Property. The provisions of Section 1932 and Section 1933 of the California Civil Code, including amendments thereto and any other law which may hereafter be in force during the Lease Term, which authorizes the termination of this Lease upon partial or complete destruction of the Premises, are hereby waived by Landlord and Tenant.

-28- ARTICLE 10 Insurance, Subrogation, and Waiver of Claims A. Tenant’s Insurance. 1. To the fullest extent permitted by Law, Tenant, at its sole cost and expense, shall maintain in force and effect: (a) commercial property insurance covering, at a minimum, the perils insured under the ISO special cause of loss form, which provides “all risk” coverage, with respect to: (i) the Tenant Improvements and any Alteration Work, together with any other fixtures installed by or on behalf of Tenant in the Building and Property, including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves; and (ii) Tenant’s inventory, contents, furniture, equipment and other personal property of Tenant located in the Premises, in each case for not less than the full replacement cost of such property (such property insurance shall be for full replacement cost value of all of Tenant’s property at the Premises and the Property); (b) commercial general liability insurance written on the current ISO CG 001 01 Occurrence Form or its equivalent covering liability arising in respect of the Premises and the conduct or operation of Tenant’s business therein for premises operations, bodily injury, broad form property damage, advertising injury and personal injury, including products/completed operations and liability assumed under an insured contract, independent contractors (including tort liability of another assumed in a business contract) and, to the extent applicable, with limits of not less than $2,000,000 aggregate/$1,000,000 each occurrence for bodily injury (including death), or damage or injury to or destruction of property (including the loss of use thereof), with a $5,000,000 per occurrence/aggregate umbrella policy at least as broad as the commercial general liability, employers liability and automobile liability insurance; (c) workers’ compensation insurance in statutory limits, together with Employers Liability limits of not less than $1,000,000 bodily injury per accident and per illness; (d) automobile liability insurance insuring all owned and non-owned and hired automobiles with limits of liability of not less than $1,000,000 combined single limit; (e) intentionally omitted; and (f) pollution and environmental liability insurance (“Pollution Insurance”) covering the environmental risks of Tenant’s business with limits of not less than One Million Dollars ($1,000,000) per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate, with respect to environmental contamination and pollution of the Premises caused by Tenant. Additionally, Tenant shall name Landlord as an additional insured on the Pollution Insurance. Landlord may periodically require that Tenant reasonably increase the aforementioned coverages and limits of liability on a basis consistent with the insurance required to be maintained by comparable tenants in the Comparable Buildings. 2. Tenant’s insurance (excluding worker’s compensation and employer’s liability) shall include Landlord, those of its members of whose identity Tenant has received notice, from time to time, their respective directors, officers, employees and agents (including the Building’s property manager) and any mortgagees of the Building whose names and addresses shall have been previously provided to Tenant (the “Landlord Protected Parties”) as additional insureds as to liability and loss payee as to property coverage. Tenant’s insurance policies (including primary, excess and/or umbrella) shall (a) be primary to and non- contributory with any insurance maintained by such additional insureds, and that the additional insured’s own insurance will only apply in excess of the coverage provided regardless of any policy language to the contrary, and (b) contain a severability of interest clause for all additional insureds (as to liability) with no cross suits liability exclusion. The coverage provided to the Landlord Protected Parties shall be at least as broad as that provided to the first named insured on each policy. In the event any policy provided by Tenant states that coverage provided to an additional insured shall be no broader than that required by contract, or words of similar meaning, the parties agree that nothing in this Lease shall be intended to restrict or limit the breadth of any such coverage. The limits of insurance stated above for each type of insurance are minimum limits only;

-29- if Tenant’s policy provides greater limits than those required under this Lease, the Landlord Protected Parties shall be entitled to, or share in, the full limits of such policy and this Lease shall be deemed to require such full limits. 3. The deductibles or self-insured retentions for Tenant’s insurance must be declared to and approved by Landlord (in its reasonable discretion). If any of the insurance required to be maintained by this Lease is written with aggregate limits, Tenant shall actively monitor all claims, incidents and occurrences that may affect such insurance to assure that the application of the aggregate limit will not have the practical effect of reducing the minimum amount of insurance coverage that is available on a per occurrence or per claim basis. 4. Tenant shall deliver to Landlord certificates of insurance evidencing such coverage (and showing the Landlord Protected Parties as additional insureds as to liability insurance) prior to taking possession of the Premises (including any possession to perform any Alteration Work). Thereafter, Tenant shall endeavor to deliver to Landlord certificates of insurance evidencing Tenant’s insurance coverage (and showing Landlord Protected Parties as additional insureds as to the liability policies) at least thirty (30) days prior to the expiration date of any such policy and shall deliver such certificate, in any event, at least ten (10) days prior to such expiration date. All such insurance policies shall contain a provision that the insurer will use commercially reasonable efforts to provide at least ten (10) days prior written notification to Landlord prior to cancellation of such policies and ten (10) days’ notice for non-payment. Upon notice of cancellation by the insurer, Tenant shall provide immediate notice of same to Landlord. B. Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect: (i) policies of insurance covering loss or damage to the Building and that portion of the tenant improvements therein paid for by Landlord in an amount and in form and substance (including applicable deductibles) reasonably acceptable to Landlord and its mortgagee, but in any event at least equal to the full replacement cost value of the Building, and (ii) commercial general liability insurance applicable to the Building and the Common Areas in amounts and coverages and deductibles as reasonably determined by Landlord and any mortgagee of Landlord and similar to insurance held by landlords of Comparable Buildings, but in any event at least equal to $4,000,000 aggregate/$2,000,000 each occurrence for bodily injury (including death), or damage or injury to or destruction of property (including the loss of use thereof), with a $5,000,000 per occurrence/aggregate umbrella policy at least as broad as the commercial general liability, employers liability and automobile liability insurance. All policies of Landlord shall contain deductibles not in excess of a commercially reasonable amount, consistent with those for Comparable Buildings. C. General Provisions of Insurance. 1. Except as provided herein to the contrary, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance (or its assignee). Any insurance policies required hereunder may be “blanket policies” and/or umbrella policies issued to, as applicable: (x) Tenant and covering the Premises and other properties owned or leased by Tenant or its Affiliates; or (y) Landlord and covering the Building and/or the Property and other properties owned or leased by Landlord or its Affiliates, provided that such policies otherwise; (a) comply with the provisions of this Lease; (b) expressly allocate to the Premises, the Building and/or the Property, as applicable, the specified coverage, without possibility of reduction of the amounts payable with respect to the Premises, the Building or the Property, as applicable, below the levels required by this Article, except that, with respect to Landlord’s commercial property insurance, such policies may contain a per occurrence loss limit that is less than the aggregate full

-30- replacement cost of all properties insured thereunder so long as such per occurrence loss limit is not less than the coverage required hereunder with respect to the Building. If the insurance required by this Lease shall be effected by any such blanket or umbrella policies, the party maintaining such blanket or umbrella policy shall furnish to the other from time to time upon request reasonable evidence of valid current coverage; provided that any person or persons receiving or reviewing such evidence of insurance on behalf of the requesting party shall by so doing be deemed to have agreed to hold same in confidence, provided that such person may disclose such information to Tenant or Landlord, any persons within such person’s organization, and such other parties as may be reasonably necessary to determine whether such blanket or umbrella policy satisfies the terms and conditions of this Lease. 2. All insurance required hereunder shall be provided by insurers that are licensed and approved to conduct business in California or authorized to write insurance in California with a minimum Best rating of “A-VII” or “Excellent” or the equivalent. 3. Landlord and Tenant hereby agree to first look to, and seek recovery from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible or self-insured amount shall be treated as though it were recoverable under such policies. 4. Landlord agrees that it will include in its commercial property insurance and commercial general liability insurance policy or polices appropriate clauses pursuant to which the insurance companies: (a) waive all right of subrogation against Tenant and its subtenants and assigns with respect to losses payable under such policies, notwithstanding that such losses may result from the negligence or fault of Tenant, its servants, agents, employees, subtenants or assigns; and (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Landlord further waives any claims it may have against Tenant to recover from Tenant (except to the extent a portion thereof is includable in Operating Expenses under Article 3) any deductible or self-insured amounts required to be paid by Landlord under such policy or policies notwithstanding that such amounts may have been payable as a result of the negligence or fault of Tenant, its servants, agents or employees. 5. Tenant agrees that it will, and will cause its insurers to include in its commercial property insurance and commercial general liability insurance policy or policies appropriate clauses pursuant to which the insurance companies, (a) waive the right of subrogation against Landlord and any other tenant of space in the Building with respect to losses payable under such policy or policies notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and/or the servants, agents or employees thereof; and (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. Tenant further waives any claims it may have against Landlord to recover from Landlord any deductible or self-insured amounts required to be paid by Tenant under such policy or policies notwithstanding that such amounts may have been payable as a result of the negligence or fault of Landlord, its servants, agents or employees. 6. Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to this Section cannot be obtained. Landlord and Tenant hereby also agree to notify each other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

-31- 7. Upon request from Landlord or Tenant from time to time, the other party shall provide a certificate of insurance or other reasonable evidence that such party has in place the insurance required of it hereunder. Failure to provide a certificate of insurance and/or any other required documentation will not relieve Landlord or Tenant of its obligations under this Article; furthermore, failure of Landlord or Tenant to identify, object to, or otherwise notify the other of any discrepancy in such certificate shall not be deemed to be waiver of any insurance requirement set forth in this Lease. The insurance coverages maintained by Tenant and Landlord or required to be maintained by Tenant and Landlord under this Lease are not intended to limit any of Tenant’s of Landlord’s indemnity obligations or other liabilities under this Lease. 8. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Property (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Protected Parties from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. Landlord agrees to indemnify, protect, defend and hold harmless Tenant from and against any claim, suit or cause of action asserted or brought by Landlord’s insurers for, on behalf of, or in the name of Landlord, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT, BUT NOT TO THE EXTENT IT IS CAUSED BY LANDLORD’S OR TENANT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. 9. Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible for, and Tenant releases and discharges Landlord and all of the Landlord Protected Parties from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD. 10. Each party shall cooperate with the other party and the other party’s insurers in the adjustment of any insurance claim pertaining to the Premises, Building or the Property or the other party’s use thereof. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute a Default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Article 22 of this Lease, and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. Notwithstanding anything in Article 22 to the contrary, in the event of a Default as set forth in the preceding sentence, Tenant shall have five (5) business days following receipt of written notice thereof from Landlord to cure such Default before such Default shall become an Event of Default. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance

-32- obligation of Tenant, but all reasonable costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the Default Rate. ARTICLE 11 Condemnation A. Total Taking. If all of the Premises shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Full Taking”), then upon the date of such Full Taking, the Lease Term shall terminate as fully and completely as if such date were the date set forth herein for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however to each of Landlord’s and Tenant’s rights and remedies against each other for any obligations under the provisions of this Lease which accrued prior to such termination, and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease. B. Partial Taking. If only a part of the Premises (“Partial Taking Premises”) shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Partial Taking”): (1) upon the date of such Partial Taking, the Lease Term shall terminate with respect to the Partial Taking Premises, and Tenant shall forthwith quit, surrender and vacate the Partial Taking Premises without prejudice, however, to each of Landlord’s and Tenant’s rights and remedies against the other for any obligations under the provisions of this Lease in effect with respect to the Partial Taking Premises which accrued prior to such termination, and any Rent owing in respect of the Partial Taking Premises shall be paid up to such date and any payments of Rent in respect of the Partial Taking Premises made by Tenant which were on account of any period subsequent to such date shall within thirty (30) days after the termination of this Lease with respect to the Partial Taking Premises be returned to Tenant; and (2) except as provided in Section 11(C) below, this Lease shall continue in full force and effect with respect to the balance of the Premises and from and after the date of such Partial Taking the Rent shall be reduced by the amount attributable to the Partial Taking Premises. The term “Taking” shall mean both a Full Taking and a Partial Taking. C. Termination Rights. If the Partial Taking Premises shall be more than twenty percent (20%) of the Premises, or if any other portion of the Building or the Land shall be subject to a Partial Taking which causes more than twenty percent (20%) of the Premises to be unusable, then Tenant shall have the right to terminate this Lease by giving written notice (“Partial Taking Termination Notice”) to Landlord within sixty (60) days following the date on which Tenant shall have received notice of the Partial Taking. Such Partial Taking Termination Notice shall specify a date for the termination of the Lease. Upon the date specified in such Partial Taking Termination Notice the Lease Term shall terminate as fully and completely as if such date were the date set forth herein for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to each of Landlord’s and Tenant’s rights and remedies against the other under the provisions of this Lease in effect prior to such termination. Any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease. D. Interest in Awards. Notwithstanding any termination of the Lease, in the case of either a Full Taking or a Partial Taking, Tenant shall have the right to make a separate and independent claim to the

-33- condemning authority for (i) Tenant’s moving expenses (if available under applicable Law), and (ii) Tenant’s Alteration Work, personal property, trade fixtures and equipment, provided that Tenant is entitled pursuant to the terms of this Lease to remove such property, trade fixtures and equipment at the end of the Lease Term. Tenant shall have no right to make any such claim with respect to the value of the unexpired portion of the Lease Term, the Landlord Work, or the Tenant Improvements, all of which shall be deemed to be Landlord’s property. In the event of a temporary Taking, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. E. Temporary Taking. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease, except that there shall be an equitable abatement of Rent to the extent of any interference with Tenant’s use or operations. F. Restoration. In the event of any Taking and this Lease is not terminated as a result thereof, Landlord, at its expense shall proceed with reasonable diligence to repair any damage to any portion of the Building not subject to any Taking and restore such portion of the Building, the Landlord Work and any Alteration Work to substantially its former condition, to the extent that the same may be feasible and so as to constitute an architecturally complete Building and cause the Premises to be ready for Tenant to occupy the Premises. G. Waiver. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a Taking. ARTICLE 12 Return of Possession and Decommissioning A. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall surrender possession of the Premises in its as-is condition, ordinary wear and tear and damage by fire, casualty or other similar occurrence or condemnation which Tenant is not obligated to repair excepted or items for which Landlord is responsible hereunder, and shall surrender all keys and any key cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all of Tenant’s trade fixtures and personal property. All improvements and fixtures in or upon the Premises (except trade fixtures and personal property belonging to Tenant) that are not removed by Tenant prior to the termination or expiration of this Lease, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any trade fixtures and personal property of Tenant not removed from the Premises on or before the expiration or earlier termination of the Lease Term shall be conclusively presumed to have been abandoned and conveyed by Tenant to Landlord, without payment by Landlord or warranty of representation by Tenant, and Landlord may thereafter remove, store, sell or otherwise dispose of such trade fixtures and personal property and Tenant shall reimburse Landlord on demand for any and all costs incurred by Landlord in doing so. Notwithstanding anything to the contrary contained in this Lease, any and all leasehold improvements which are a part of Landlord’s Work, shall be the property of Landlord and shall not be removed by Tenant upon surrender of possession of the Premises. With respect to any Alteration Work, unless Landlord specified in writing to Tenant during its review of plans and specifications for the Alteration Work that such Alteration Work would need to be removed by Tenant upon the expiration of this Lease, shall be the property of Landlord

-34- and shall not be removed by Tenant upon surrender of possession of the Premises. Landlord hereby confirms that Tenant shall not be required to remove the initial Tenant Improvements made in the Premises per Exhibit G. Subject to the preceding sentence, any lab equipment, automation equipment, venting equipment or other associated property used to run the laboratory that is not part of the Landlord’s Work and that is not part of the Tenant Improvements, shall constitute Tenant’s Property which shall be removed at the end of the Lease term by Tenant and Landlord shall not be entitled to same. Except as expressly provided to the contrary in this Article 12 or in Article 7 Tenant shall have no obligation to pay any amounts to Landlord for the demolition, removal or restoration of the leasehold improvements in the Premises following the expiration or termination of this Lease. B. Exit Survey. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises or applicable part thereof (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable Laws, if any, including laws pertaining to the surrender of the Premises, or any applicable part thereof. Thereafter, Tenant shall provide proof that the Premises or any applicable part thereof have, to the extent required, been decommissioned in accordance with American National Standards Institute (“ANSI”) Publication Z9.11-2016 (entitled “Laboratory Decommissioning”) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards) (or such other standard selected by Tenant that is reasonably approved by Landlord). In addition, Tenant agrees to remain responsible after the surrender of the Premises or any applicable part thereof for the remediation, to the extent required by applicable Laws, of any Recognized Environmental Conditions (as that term is defined by the American Society of Testing and Materials) set forth in the Exit Survey that were caused by Tenant during the course of its tenancy. This provision shall in no way be interpreted to impose upon Tenant any obligations in relation to environmental conditions that either existed at the Premises prior to Tenant’s tenancy or that were not caused or contributed to by Tenant or its operations. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. ARTICLE 13 Holding Over Unless Landlord expressly agrees otherwise in writing, if Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay Landlord one hundred percent (100%) of the Base Rent and Additional Rent during the first sixty (60) days following the expiration or earlier termination of this Lease and one hundred and fifty percent (150%) of the Base Rent and Additional Rent for any additional holdover thereafter applicable immediately prior thereto prorated on a per diem basis for each day of such holding over. In addition, Tenant shall also be liable to Landlord for all direct and/or consequential damages, costs and expenses incurred as a result of such holdover, including without limitation any losses from Landlord’s inability to timely fulfill its obligations to any subsequent tenants of the Premises or portions thereof. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Lease Term (although after commencement of said holdover Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 12 hereof). Tenant shall not be entitled to any renewal, right of first offer or expansion rights contained in this Lease or in any amendments

-35- hereto during any such holdover period. The provisions of this Section shall not operate as a waiver by Landlord of any right of re-entry herein provided. ARTICLE 14 No Waiver No provision of this Lease will be deemed waived by either Landlord or Tenant unless such waiver is express and is set forth in a written document signed by Landlord or Tenant, as the case may be. No waiver shall be implied by delay or any other act or omission of either Landlord or Tenant. No waiver by either Landlord or Tenant of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and the consent or approval of Landlord or Tenant, as applicable, respecting any action by Tenant or Landlord, as applicable, shall not constitute a waiver of any requirement for obtaining the consent or approval respecting any subsequent action. Payment of Rent by Tenant or acceptance thereof by Landlord shall not constitute a waiver of any breach by Landlord or Tenant, as applicable, of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any person or entity other than Tenant, including any Transferee (as hereinafter defined), shall not constitute a waiver of any right that Landlord may have hereunder to approve any Transfer (as hereinafter defined). ARTICLE 15 Attorneys’ Fees and Jury Trial In the event of any litigation between Landlord and Tenant, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF SECTION 631 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND FOR PURPOSES OF THIS ARTICLE 15 ONLY, EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT AGREE THAT THIS PARAGRAPH CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY WITHIN THE MEANING OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631(A)(2), AND TENANT DOES HEREBY AUTHORIZE AND EMPOWER LANDLORD TO FILE THIS PARAGRAPH AND/OR THIS LEASE, AS REQUIRED, WITH THE CLERK OR

-36- JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL. ARTICLE 16 Personal Property Taxes, Taxes and Other Taxes Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant’s fixtures, furnishings, equipment and personal property located in the Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers to Tenant a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant’s property. Tenant shall pay any sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the services herein or otherwise respecting this Lease, to the extent such taxes are not included in Taxes or Operating Expenses pursuant to Article 3 hereof, provided that in no event will Tenant pay any taxes attributable to any income received by Landlord or any other taxes or impositions on Landlord or the Building to the extent such taxes or impositions are expressly excluded from Taxes and Operating Expenses pursuant to Article 3 hereof. ARTICLE 17 Entry by Landlord Landlord may enter the Premises at all reasonable times (and Tenant shall have the right to have its representative present) as long as Landlord provides Tenant with at least one (1) business day prior notice thereof (except in the case of an emergency in which case Landlord shall notify Tenant as promptly as practicable) and coordinates such entry with Tenant so as not to unreasonably disrupt Tenant’s business to: (A) inspect the same; (B) exhibit the same to prospective purchasers (at any time), mortgagees (at any time) or tenants (only during the last nine (9) months of the Lease Term); (C) supply janitorial and other services to be provided by Landlord to Tenant under this Lease; (D) perform such maintenance or make such repairs in or to the Building or the Premises as Landlord is required to perform or make pursuant to the terms hereof; and (E) make such improvements to any portion of the Building other than the Premises as Landlord desires to make, and for such purposes enter upon the Premises, provided that same do not violate any provision of this Lease. All such work shall be done by Landlord as expeditiously as reasonably possible and so as to cause as little interference to Tenant as is reasonably practicable. Except as otherwise expressly set forth herein, Tenant waives any claim for consequential damages of whatever kind for any injury to, or inconvenience or unreasonable interference with, Tenant’s business. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar secured areas designated from time to time by Tenant in writing to Landlord). Such entry by Landlord shall not act as a termination of Tenant’s obligations under this Lease.

-37- ARTICLE 18 Subordination and Attornment A. Subordination. Subject to the terms of this Article 18, Tenant agrees that this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to: (i) all existing or future mortgages, deeds of trust, ground leases or master leases encumbering all or any part of the Property; (ii) all past and future advances made thereunder; and (iii) all renewals, modifications, replacements and extensions of any such mortgages, deeds of trust, ground leases or master leases (“Superior Mortgage” or “Superior Lease”), with each mortgagee or lessor thereunder being referred to as a “Superior Mortgagee” or “Superior Lessor”, as the case may be). Any Superior Mortgagee and any Superior Lessor shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to its own Superior Mortgage or Superior Lease. If more than one Superior Mortgagee or Superior Lessor sends conflicting notices, those of the more senior Superior Mortgagee or Superior Lessor will control. Notwithstanding the foregoing or anything to the contrary herein, concurrently with the execution of this Lease, Landlord shall deliver the subordination, non-disturbance and attornment agreement from the current Landlord's Mortgagee and any future in the form attached hereto as Exhibit I (the “SNDA”). The subordination of Tenant's rights hereunder to any future Superior Mortgagee under this Article 18 shall be conditioned upon such future Superior Mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement substantially in the form attached as Exhibit I or such other commercially reasonable form as is reasonably acceptable to Tenant and such Superior Mortgagee or other institutional lenders; provided, however, that notwithstanding the foregoing to the contrary, so long as Landlord uses commercially reasonable efforts to obtain such agreement, Landlord shall have no liability to Tenant and the subordination of this Lease as provided in this Paragraph 18(a) shall be unaffected if Landlord is unable to obtain such agreement or SNDA. The SNDA will ensure, at minimum, that as long as Tenant is not in default beyond any applicable notice and cure periods under this Lease, Tenant’s possession, use and enjoyment of the Premises will not be disturbed in the event of a foreclosure or other transfer of ownership of the Building. Further, any future subordination of this Lease to a new mortgage shall be expressly conditioned upon the delivery of commercially reasonable SNDA, on a commercially reasonable form as is reasonably acceptable to Tenant and such new mortgagee. B. Attornment. Subject to the terms of any existing SNDA, if the interest of Landlord under this Lease shall be transferred to any Superior Mortgagee under a Superior Mortgage or Superior Lessor under a Superior Lease, or other purchaser or person taking title to the Property by reason of the foreclosure of any Superior Mortgage or deed in lieu of foreclosure or termination of any Superior Lease (any such person being sometimes referred to as “Successor Landlord”), Tenant shall be bound to such Successor Landlord and such Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of this Lease for the balance of the Lease Term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in this Lease, with the same force and effect as if the Successor Landlord were the landlord under this Lease. If requested to do so by the Successor Landlord, Tenant shall enter into a new Lease for the balance of the Lease Term upon the same terms and conditions of this Lease. Subject to the terms of any then existing SNDA, Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Successor Landlord’s succeeding to the interest of Landlord under this Lease and assuming the obligations of Landlord hereunder.

-38- ARTICLE 19 Estoppel Certificate Tenant agrees that, from time to time upon written request by Landlord, but no more than annually unless in connection with a sale of the Property or a refinance of existing debt, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) to Tenant’s knowledge, that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) to Tenant’s knowledge, that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. Landlord agrees that, from time to time upon written request by Tenant, but no more than annually unless in connection with a corporate transaction involving Tenant, Landlord shall execute and deliver to Landlord a written certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect) and as to such additional matters as may be reasonably requested by Tenant, it being agreed that such certificate may be relied upon by any prospective financier or party with which Tenant may enter into any such transaction. ARTICLE 20 Assignment and Subletting A. Transfers. 1. Except as otherwise provided in this Article, Tenant shall not have the right, without the prior written consent of Landlord, to: (a) mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, directly or indirectly, this Lease or any interest hereunder, by operation of law or otherwise; (b) assign this Lease or sublet the Premises or any part thereof; or (c) otherwise permit the use of the Premises by any persons other than Tenant (each of the foregoing is herein sometimes referred to as a “Transfer” and any person to whom any Transfer is made or sought to be made is herein sometimes referred to as a “Transferee”). 2. If Tenant desires to consummate any Transfer with respect to which Landlord’s consent is required pursuant to the terms hereof, Tenant shall notify Landlord in writing of the material terms and conditions of such Transfer (each a “Transfer Request”) including, without limitation: (a) the proposed effective date of such Transfer (which shall not be less than fifteen (15) business days after the date of the Transfer Request); (b) in the case of a sublease, the portion of the Premises proposed to be Transferred (the “Subject Space”); (c) the proposed rent or other consideration therefor; and (d) the name and address of the proposed Transferee. The Transfer Request shall be accompanied by a copy of the proposed document or documents effecting the proposed Transfer and, in the case of an assignment, the most recent financial statements of the proposed Transferee (“Transfer Financial Documents”). Such financial statements shall be certified by an officer, partner, owner or independent auditor of the proposed Transferee, to the extent certified

-39- statements are available to Tenant. Tenant shall also submit to Landlord such other information regarding the proposed Transfer and the proposed Transferee as Landlord may reasonably request (“Additional Documents”). The Transfer Financial Documents and the Additional Documents shall collectively be known as the “Additional Transfer Documents”. Any Transfer made in violation of this Article shall, at Landlord’s option, be deemed null, void and of no effect, and/or shall constitute a Default (as hereinafter defined). B. Approval. 1. Subject to Landlord’s right to recapture under Section 20(E), if applicable, Landlord shall not unreasonably withhold or condition or delay its consent to any proposed Transfer. Within twenty (20) days after delivery of any Transfer Request and all Additional Transfer Documents, Landlord shall: (a) grant consent to the proposed Transfer; or (b) notify Tenant that Landlord withholds its consent to the proposed Transfer, which notice shall specify Landlord’s reasons for withholding such consent. 2. Tenant agrees that Landlord shall be acting reasonably in withholding its consent, when such consent is required hereunder, if any one or more of the following applies: (a) the Transferee is of a character or reputation or engaged in a business which will damage the reputation of the Building or is inconsistent with the type of tenants found in Comparable Buildings; (b) the Transferee intends to use the Premises or any portion thereof for purposes which are not permitted under this Lease; (c) the Transferee is on another Building tenant’s list of prohibited users pursuant to such tenant’s lease, (d) the Transferee is listed on or is a “company of concern” under the Section 851 of the National Defense Authorization Act (NDAA) for Fiscal Year 2026 (P.L. 119-60) (or successor acts thereof, the “BioSecure Act”); (e) the Transferee is a governmental or quasi-governmental agency or instrumentality; (f) there exists an Event of Default at the time Tenant requests consent to the proposed Transfer; (g) the Transferee is a foreign owned entity that is not publicly traded on a United States stock exchange; (h) the Transferee is an existing or prospective tenant of the Building (provided, that, in order to qualify as a prospective tenant for purposes hereof, such tenant shall either be in current discussions or negotiations with Landlord for leasing space at the Project or have inquired with Landlord or its leasing broker about leasing space at the Project within the preceding six (6) months); or (i) the proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Regulatory Authority in connection with the use, disposal or storage of Hazardous Materials. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such Transfer. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Article 20, Tenant, on behalf of itself and, to the extent permitted by Law, such proposed Transferee, hereby waives its right to terminate this Lease. Except as expressly waived in the foregoing sentence, Tenant shall retain its rights and remedies at law and in equity, and Tenant shall further have the right to resolve any such dispute by way of expedited arbitration in accordance with the terms of Section 31(AA) hereof. Any Transfer shall be expressly subject to the terms and conditions of this Lease. 3. Tenant agrees to pay to Landlord, within thirty (30) days after demand therefor, the actual, reasonable, out-of-pocket legal fees, architectural and engineering costs incurred by Landlord in connection with any Transfer (other than a Permitted Transfer) requested by Tenant, whether or not Landlord consents thereto, not to exceed $3,000 for any transfer. 4. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, to the extent inconsistent with the terms

-40- of this Lease (which waiver includes, without limitation, any right at law or in equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee). C. Transfer Premium. If Landlord consents to any Transfer (other than a Permitted Transfer), Tenant, contemporaneously with Tenant’s delivery of a fully executed duplicate original of the document or documents effecting such Transfer, shall deliver to Landlord a certification (the “Transfer Premium Certificate”) of the amount of any consideration to be received by Tenant that is attributable to such Transfer. Except in the case of a Permitted Transfer, Landlord shall have the right, but not the obligation, to require Tenant to pay to Landlord fifty percent (50%) of any Net Transfer Premium (as hereinafter defined) within thirty (30) days after same is received and collected by Tenant from time to time. As used herein, “Net Transfer Premium” shall mean, with respect to any Transfer (excluding any consideration in connection with a corporate sale of assets, stock or equity), the amount of any consideration received from any Transferee in consideration for such Transfer less: (i) in the case of a subletting, all Rent payable under this Lease in respect of the Subject Space during the term of such sublease; and (ii) Transfer Costs (as hereinafter defined). As used herein, “Transfer Costs” with respect to any Transfer shall mean: (a) any allowances or other economic concessions (including free rent periods); (b) costs of alterations made to the Premises (including without limitation costs of dividing the Premises and creating common corridors); (c) reasonable brokerage commissions and attorneys’ fees; (d) any “down time” during which Tenant is not using the Premises or applicable portion thereof; and (e) advertising and marketing costs. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord and to Tenant. D. Subordination of Subleases. Any sublease hereunder shall be subject and subordinate to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as having been canceled effective as of the date this Lease shall terminate and if such subtenant shall fail to vacate the Subject Space on or before such date, to repossess the Subject Space by any lawful means; or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease; provided, that if such subtenant shall have financial strength reasonably approved by Landlord (such approval not to be unreasonably withheld), then Landlord, at Tenant’s cost, shall grant a non-disturbance agreement to such subtenant on a form reasonably acceptable to Landlord and such subtenant. If there exists an Event of Default, Landlord is hereby irrevocably authorized, as Tenant’s agent, to deliver a notice to any Transferee (with a copy to Tenant), directing such Transferee to make all payments under or in connection with the Transfer directly to Landlord (which payment or payments Landlord shall apply first to any Rent then due and payable to Landlord, then to any arrears under this Lease, and any excess in such payment over Tenant’s then current obligations or arrears shall be promptly delivered to Tenant) until such time as such Transferee receives notice from either Landlord or Tenant that such Event of Default has been cured (and Landlord and Tenant each agree that a copy of such notice shall be simultaneously delivered to the other party). E. Landlord’s Recapture Right. Except with respect to Permitted Transfers, at any time within thirty (30) days after Landlord’s receipt of a Transfer Request for substantially all of the Premises and the Additional Transfer Documents, Landlord may by written notice to Tenant elect to terminate this Lease as to the Premises so proposed to be subleased or assigned with a proportionate abatement in the Rent payable hereunder in connection with (i) any space subleased, which when aggregated with all other subleased space, exceeds fifty percent (50%) of the Rentable Area of the Premises, or (ii) any lease assignment to an entity that is not an Affiliate. Notwithstanding the foregoing to the contrary, Tenant may render Landlord’s election to terminate this Lease null and void if, within five (5) business days after Tenant’s receipt of Landlord’s

-41- termination notice, Tenant delivers written notice to Landlord rescinding its Transfer Request, and thereafter this Lease shall continue in full force and effect. F. Non-Waiver. Notwithstanding anything in this Lease to the contrary, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Lease Term remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease, and no Transfer (including without limitation any Permitted Transfer) shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder. Landlord’s collection of Rent from any Transferee during the continuance of an Event of Default in accordance with the provisions of Section 20(D) hereof shall not be deemed a waiver of any of Landlord’s rights under this Article, an acceptance of such Transferee as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. G. Permitted Transfers. 1. Notwithstanding anything to the contrary herein, Tenant shall have the right, without Landlord’s prior consent but subject to the terms herein contained, to assign this Lease or any interest herein to, sublease all or any portion of the Premises to or permit the use of all or any portion of the Premises by: (i) any successor to Tenant or any Permitted Transferee resulting from a merger, reorganization, consolidation, change to corporate structure or other transaction with Tenant or such Permitted Transferee, including any direct or indirect sale of all or substantially all of Tenant’s assets, shares or equity in Tenant ; or (ii) any Affiliate of Tenant or any Permitted Transferee (each of the foregoing is herein sometimes referred to as a “Permitted Transfer” and any person to whom any Permitted Transfer is made is herein sometimes referred to as a “Permitted Transferee”), provided that any such Permitted Transferee shall be bound by all of the terms of this Lease, including without limitation the restrictions on Tenant’s use of the Premises set forth in Article 5 above. . The term “Affiliate” or “Affiliates” means, with respect to Tenant, any other company directly or indirectly controlling, controlled by, or under the direct or indirect common control with Tenant. A company shall be deemed to control another company if such company possesses, directly or indirectly, the power to (i) vote fifty percent (50%) or more of the stock having ordinary voting power for the election of directors of such company, or (ii) direct or cause the direction of the management and policies of such company, whether through the ownership of stock, common members of board of directors, by contract or otherwise. 2. Tenant shall notify Landlord of a Permitted Transfer as soon as reasonably possible (and in no event later than the effective date thereof unless restricted by Law or confidentiality), and such notice shall include information establishing the relationship between Tenant and the Permitted Transferee. Notwithstanding anything contained in this Section to the contrary: (a) no Permitted Transfer shall violate any of the conditions set forth in Sections 20(B)(2)(b), Sections 20(B)(2)(c) and Sections 20(B)(2)(d) hereof; (b) such Permitted Transferee’s use of the Premises shall be permitted hereunder; (c) any assignee of this Lease shall expressly assume all of Tenant’s obligations and liabilities hereunder to thereafter be performed without releasing Tenant; (d) a party shall not be deemed a Permitted Transferee if it is subject to a material enforcement order issued by any Regulatory Authority in connection with the use, disposal or storage of Hazardous Materials caused by such party, (e) any sublease shall by its terms be expressly subordinate to all of the terms, covenants and conditions of this Lease; and (f) Tenant shall deliver to Landlord on or prior to the effective date an original executed copy of all documentation effecting such Transfer.

-42- 3. Nothing in this Article 20 is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an Event of Default hereunder without the availability of any notice and/or cure period to Tenant. ARTICLE 21 Certain Rights Reserved By Landlord Landlord shall have the following rights, exercisable without notice (except as herein expressly provided) and without effecting an eviction, constructive or actual, of Tenant’s possession of the Premises, giving rise to any claim for set-off or abatement of Rent and without being liable to Tenant: A. To change the name of the Building or the Building’s street address. B. To install, affix and maintain any and all signs on the exterior and interior of the Building, except as otherwise expressly set forth in this Lease. C. To reasonably approve, prior to installation, all types of window shades, blinds, drapes and similar window coverings visible from the exterior of the Building, which approval shall not be unreasonably withheld, conditioned or delayed. D. To reasonably approve, prior to installation, all internal lighting that is visible from the exterior of the Building, which approval shall not be unreasonably withheld, conditioned or delayed. E. To decorate or to make alterations, additions or improvements, structural or otherwise, in or to the Property (excluding the Premises without Tenant consent) or any part thereof, provided that neither Tenant’s use of or access to the Premises or the Building is not materially and adversely affected thereby. In connection with such matters, Landlord may, subject to the provisions of Article 17 hereof, enter upon the Premises and take into and upon or through the Premises all materials required to make such repairs, maintenance, alterations or improvements (provided that there shall be no staging of materials in or from the Premises), and may close public entry ways, other public areas, restrooms, stairways or corridors. Landlord shall take all reasonable steps to minimize any interference with Tenant’s operations resulting from any actions taken by Landlord under this Section. Landlord agrees to promptly repair any damage and restore the Premises to their condition prior to the actions taken pursuant to this Section. F. To have and retain paramount title to the Premises and the Property free and clear of any act of Tenant purporting to burden or encumber it. G. To lease space in the Property to any person or entity except as otherwise expressly set forth herein. H. To grant to anyone the exclusive right to conduct certain uses in its leased premises at the Property (exclusive of the Premises), provided that any such exclusive use right shall not operate to exclude Tenant from any rights permitted herein and, to the extent not inconsistent with the terms of this Lease, to reserve to Landlord the exclusive right to reasonably control and reasonably regulate any business and any service being rendered within the Building to its tenants.

-43- I. To approve (which approval shall not be unreasonably withheld) the weight, size and location of safes and other heavy equipment in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Subject to the waiver of subrogation set forth in Section 10(C) hereof, any damage done to the Building, the Premises or to other tenants in the Building by Tenant in the course of moving safes, furniture and other items, or from overloading floors in any way, shall be repaired by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and in the case of bulk deliveries at such times as the management of the Building shall reasonably require pursuant to reasonable rules promulgated and consistently applied to all tenants of the Building. Movements of Tenant’s property into or out of the Building and within the Property are entirely at the risk and responsibility of Tenant. J. To close the Building after normal working hours and on Saturdays, Sundays and holidays subject, however, to Tenant’s right to admittance as set forth herein under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building use card key access or identify themselves to Building personnel by registration or otherwise and that said persons establish their right to enter or leave the Building. Notwithstanding the foregoing, Tenant, subject to the other terms and conditions hereof (and subject to any emergency, fire or other occurrence, or other situation beyond the reasonable control of Landlord), shall have access to the Building and the Premises twenty-four (24) hours per day, seven days per week, fifty-two weeks per year, and services shall be delivered to the Premises at all times and to the extent described in Article 6 hereof. K. To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, war or other condition that poses a material threat to the health or safety of the tenants or the other occupants of the Property, or the material threat thereof. L. Upon prior written notice of the same to Tenant, to install and maintain pipes, ducts, conduits, wires and structural elements in the Premises which serve other parts of the Building provided that: (i) such installations and maintenance shall not unreasonably interfere with the ability of Tenant to conduct its business; (ii) any damage caused thereby to the Premises or Tenant’s property is promptly repaired at Landlord’s sole cost and expense and the Premises restored to the condition existing prior to such installation or maintenance, all at Landlord’s expense; and (iii) all installations shall be made behind walls, above hung ceilings or, if such area does not have hung ceilings, in an area below the slab above which offers minimal interference with other installations in such area. Landlord may exercise any or all of the foregoing rights hereby reserved, subject at all times to the provisions of Article 6 hereof (to the extent applicable).

-44- ARTICLE 22 Landlord’s Remedies A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant, which if not cured within any applicable time permitted for cure herein, shall constitute an “Event of Default” by Tenant which shall give rise to Landlord’s remedies set forth in Section 22(B) hereof: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) days after Landlord shall have delivered to Tenant a written notice specifying such default; provided that if at any time Landlord shall have delivered to Tenant notices twice in any twelve (12) month period that Tenant failed to timely make its Rent payment, then thereafter for the balance of the Lease Term it shall be an Event of Default if Tenant fails to make when due any payment of Rent within five (5) days after the date on which it was due (without need of Landlord notice); (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease or the Rules to be observed or performed by Tenant other than as specified in clauses (i) or (vii) of this paragraph, unless such failure is cured within thirty (30) days after Landlord shall have delivered to Tenant a notice specifying such failure (provided that, if the nature of Tenant’s failure is such that more time is reasonably required to cure same or Tenant is delayed in or prevented from effecting such cure due to Unavoidable Delay, an Event of Default shall not exist if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion); (iii) the making by Tenant or any guarantor of Tenant’s obligations under this Lease of any general assignment for the benefit of creditors; (iv) the filing by or against Tenant or any such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt under any bankruptcy or insolvency law, or the filing by or against Tenant or any such guarantor under the arrangement or insolvency provisions of the United States Bankruptcy Code or under the provisions of any Law of like import (unless, in the case of an involuntary petition filed against Tenant, the same is dismissed within ninety (90) days); (v) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease or of substantially all of any such guarantor’s assets, where possession is not restored to Tenant or such guarantor within ninety (90) days; (vi) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease or of substantially all of any such guarantor’s assets; or (vii) Tenant’s or any such guarantor’s insolvency or admission of an inability to pay its debts as they mature. B. Remedies. 1. Upon an Event of Default, Landlord shall have the right to pursue any of its rights and remedies at law or in equity, including any one or more of the following remedies: (a) Terminate this Lease and recover an award of damages as provided in subparagraph 2. below; (b) Exercise the remedy provided by Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); provided, however, notwithstanding Landlord’s exercise of the remedy described in Section 1951.4 of the California Civil Code, Landlord may at any time thereafter elect in writing to terminate this Lease and recover an award of damages as provided in subparagraph 2. below;

-45- (c) To the fullest extent permitted by applicable Law, terminate Tenant’s right to possession of the Premises and re-enter the Premises, alter security devices and remove and store, at Tenant’s expense, all the property in the Premises using such lawful force as may be necessary; and/or (d) Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement. 2. If Landlord terminates this Lease or terminates Tenant’s right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises and Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the California Civil Code. If Landlord terminates this Lease, Tenant shall pay to Landlord upon demand damages equal to the sum of the following: (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided; (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided; and (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether the same or different use), and any special concessions made to obtain a new tenant, and all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable legal expenses. The “worth at the time of award” of the amounts referred to in subparagraphs above, shall be computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in Section 20.3(c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Notwithstanding anything to the contrary contained herein, Tenant hereby waives any and all rights conferred by Section 3275 of the California Civil Code and by Sections 1174 (c) and 1179 of the California Code of Civil Procedure and any and all other laws and rules of law from time to time in effect providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant’s default. 3. Without limiting the generality of Section 22(B) hereof, an election by Landlord to terminate Tenant’s right to possession with respect to the Premises or exercise any one or more of its other rights and remedies, without terminating this Lease, shall not preclude a subsequent election by Landlord to terminate this Lease.

-46- C. Cumulative Remedies. Except as otherwise expressly specified herein, Landlord shall have all of the rights and remedies available at Law and in equity in addition to those rights and remedies specified herein, including without limitation the right to seek any declaratory, injunctive or other equitable relief. D. Interest. Any damages payable pursuant to this Article that are not paid when due shall accrue interest from the due date at the Default Rate, until payment is received by Landlord. Such interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of such damages. The term “Default Rate” shall mean the lower of: (a) the sum of: (i) the Prime Rate in effect from time to time; plus (ii) five percent (5%); or (b) the highest rate permitted by applicable Law. E. Landlord Action. If Tenant at any time fails to make any payment or perform any other act on its part to be paid or performed under this Lease following notice and the expiration of any applicable grace or cure period (or in the case of an emergency, the notice shall be reasonable considering the circumstances), Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable after delivering to Tenant an additional notice (except in the event of an emergency, in which case the notice shall be reasonable considering the circumstances), stating in BOLD PRINT that if Tenant shall fail to make such payment or perform such act within seven (7) days after Landlord delivers such notice (except in the event of an emergency, in which case the notice shall be reasonable considering the circumstances), Landlord shall make such payment or perform such act, which notice shall identify with reasonable specificity the nature of the payments or acts to be made or performed by Landlord, if applicable, any contractors to be engaged by Landlord, including a copy of the cost or bid proposal submitted to Landlord by such contractor (which proposal shall be the lowest of at least two (2) bids obtained by Landlord from reputable union contractors capable of performing first-class work)). Tenant shall promptly reimburse Landlord within twenty (20) business days after demand for all reasonable actual, out- of-pocket expenses (including, without limitation, reasonable counsel’s fees and expenses) incurred in connection with Landlord’s payment or performance of Tenant’s obligations, and all such sums shall be deemed Additional Rent hereunder. F. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, re- letting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenant shall be applied: first, to the Costs of Re-Letting apportionable to the Premises and allocable to the remaining balance of the Lease Term (or what would have been the balance of the Lease Term but for termination of this Lease pursuant to this Article), second, to the payment of any Rent payable prior to the date Landlord recovers possession of the Premises from Tenant; third, to the damages payable by Tenant to Landlord pursuant to this Article, as the same become due, and any remaining sums shall be paid to Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. The times set forth herein for the curing of Events of Default by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

-47- G. Duty to Mitigate. Landlord shall use commercially reasonable efforts to mitigate its damages by attempting to re-let all or any part of the Premises to a Replacement Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord (including the right to re-let the Premises or a portion thereof for a term greater or lesser than that remaining under the Lease Term, the right to re-let the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such re-letting, Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary in connection with any re-letting or proposed re- letting to any Replacement Tenant. ARTICLE 23 Intentionally Omitted ARTICLE 24 Conveyance by Landlord; Landlord Default; Liability of Landlord and Tenant A. Landlord Transfer. If any Landlord hereunder (“Existing Landlord”) shall convey or otherwise transfer the Building or the Property to a bona-fide, independent third-party, person or entity (“Landlord’s Transferee”), effective upon the date of such conveyance or transfer and assumption of this Lease by Landlord’s Transferee in writing: (i) Landlord’s Transferee shall become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by the Landlord hereunder which first arise after such date, except that Landlord’s Transferee shall be obligated to cure any default of the Landlord under this Lease that is continuing after such date; (ii) Tenant shall attorn to Landlord’s Transferee; and (iii) such Existing Landlord shall, thereafter, be free of all liabilities and obligations hereunder which first arise after such date. Subject to the foregoing, nothing herein shall be construed to restrict or prevent any conveyance or transfer by an Existing Landlord. B. Landlord Default. Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Property. All obligations of Landlord hereunder shall be construed as covenants, not conditions. C. Limitation of Liability. It is expressly understood and agreed by Tenant that any liability of Landlord for damages for breach or nonperformance by Landlord of Landlord’s covenants, undertakings or agreements or otherwise arising under this Lease or in connection with the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord’s interest in the Property (and the rents, issues and proceeds thereof), proceeds from the conveyance or other transfer of the Land, the revenues from the Property and the Building, and/or the Building or proceeds of insurance or a condemnation (or if Landlord is the beneficiary of a land trust, Landlord’s right, title and interest in such land trust), in each case as the same may then be encumbered (as long as any loan is from a lender that is not an affiliate of Landlord), and no personal liability is assumed by, nor at any time may be asserted against, Landlord’s members or its other owners, direct or remote, all such liability, if any, being expressly waived and released by Tenant. Similarly, none of the members or other owners of the Landlord Protected Parties shall have any personal liability herein. Tenant further expressly understands and agrees that if any instrument involving the Building is executed by an agent,

-48- member or representative of Landlord or its agent (“Landlord’s Agent”) on behalf of Landlord, Landlord’s Agent will be executing such instrument, not in its own right, but solely as Landlord’s agent, and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord’s Agent, its owners, and their respective directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability of Landlord’s Agent to pay any indebtedness or sum accruing thereunder, or to perform any covenant or agreement whether express or implied therein contained, it being agreed that Landlord shall have sole responsibility therefor. Nothing contained herein shall constitute a waiver or release of any of Landlord’s obligations under this Lease or limit the right of Tenant to name any current, former, or future partner, principal, officer, director, member or employee of Landlord as a party in any action or suit by Tenant against Landlord to the extent that applicable state Law or court rules or procedures require Tenant to name such partner, principal, officer, director, member or employee (rather than the Landlord entity) as parties to obtain a judgment against, or proceed against, Landlord or Landlord’s assets; provided, however, that no judgment resulting from any such suit or action shall be enforced against Landlord or any such partner, principal, officer, director, member or employee personally or against any of its assets (other than Landlord’s interest in the Property (and the rents, issues and proceeds thereof), proceeds from the conveyance or other transfer of the Land and/or the Building or proceeds of insurance or a condemnation (or if Landlord is the beneficiary of a land trust, Landlord’s right, title and interest in such land trust), in each case as the same may then be encumbered, as long as any loan is from a lender that is not an affiliate of Landlord). Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease, and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease. D. Self-Help. Notwithstanding anything to the contrary set out in this Lease, in the event (i) Landlord fails to timely commence and complete any of Landlord’s maintenance or repair obligations as expressly set forth in this Lease within applicable cure periods set forth in the Lease and such default by Landlord continues for fifteen (15) days after written notice to Landlord, (ii) Landlord does not in good faith dispute Tenant’s claim of a Landlord default in romanette (i) above, and (iii) such Landlord default materially and adversely affects Tenant’s use of the Premises, then Tenant may, but shall not be obligated to, cure such default on Landlord’s behalf. The fifteen (15) day notice and cure period set forth in romanette (i) above shall be deemed a “reasonable opportunity” to cure such Landlord default; provided, however, if such defaults reasonably require more than fifteen (15) days to cure, then Landlord shall have such additional period of time reasonably necessary to cure such default, so long as Landlord commences to cure such default within such fifteen (15) day period and diligently prosecutes same to completion. The self-help right shall be tolled during this additional period (beyond the initial fifteen (15) day cure period) so long as Landlord commences to cure such default within such fifteen (15) day period and diligently prosecutes same to completion. Landlord shall, within five (5) business days following receipt of Tenant’s written demand and supporting reasonable documentation to reimburse Tenant for the actual and reasonable costs actually incurred by Tenant (including reasonable administrative and reasonable legal costs and fees) in performing Tenant’s self-help right in this paragraph (“Tenant Self-Help Costs”). If Landlord does not timely reimburse Tenant for Tenant’s Self-Help Costs, then Tenant shall have the right to offset such Tenant Self-Help Costs against the Rent (“Offset Amount”); provided, however, in no event shall any Offset Amount exceed fifty percent (50%) of the due installment of Rent for such applicable month. Notwithstanding the foregoing to the contrary, the time in which Landlord shall have to perform its Landlord Maintenance Obligations shall be extended (i) one day for every day of Tenant Delay (defined below), and (ii) one day for every day of delay due to a Force Majeure event. The term “Tenant Delay” (as used in this paragraph) shall mean any delay in the completion of any of Landlord’s maintenance obligations as expressly set forth in this Lease within applicable cure periods set forth in the Lease caused by Tenant, its agents, employees or contractors; provided, that for any Tenant Delay to

-49- apply, Landlord shall first give Tenant written notice of the alleged Tenant Delay and Tenant shall have failed to cure the same within two (2) business days. Notwithstanding anything herein to the contrary, in connection with Tenant’s Self-Help Right hereunder, (i) in no event shall Tenant be permitted to enter into any premises or space being leased by any third party, (ii) in no event shall Tenant take any action in Landlord’s name, (iii) in no event shall Tenant’s Self-Help Right be appliable in the event of a casualty or condemnation to the Building and/or Property (other than the Premises), it being understood that, in the event of a casualty or condemnation event, Tenant’s Self-Help Right shall apply only to Landlord’s failure to perform its obligations with respect to and affecting the Premises, and (iv) in no event shall Tenant be permitted to exercise its Self- Help Right in the event Landlord timely disputes Tenant’s Self-Help Right, until the dispute is settled or adjudicated. ARTICLE 25 Waiver; Indemnification A. Mutual Waivers. 1. Except to the extent caused by the gross negligence or willful misconduct of any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors or subcontractors, to the extent permitted by Law, Tenant waives and releases the Landlord Protected Parties, Landlord’s Agent, and Landlord’s contractors, and subcontractors from all claims for damage to property and injuries to persons sustained by Tenant or any occupant of the Building or Premises relating to: (a) the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair; (b) any accident in or about the Building; or (c) directly or indirectly, any act or neglect of any tenant or occupant of the Building or of any other person but the foregoing shall not be deemed to release any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors, subcontractors or servants from their own negligence or willful misconduct (except as waived under Section 10(C) hereof) or from any breach of the provisions of this Lease. 2. Except to the extent caused by the gross negligence or willful misconduct of any of Tenant or Tenant’s agents, contractors, subcontractors, subtenants or assignees, to the extent permitted by Law, Landlord waives and releases Tenant and Tenant’s agents, employees, contractors, subcontractors, subtenants and assignees from all claims for damage to property and injuries to persons sustained by Landlord or any occupant of the Building or Premises relating to: (a) the Premises or any equipment therein or appurtenance thereto becoming out of repair; (b) any accident in or about the Building; or (c) directly or indirectly, any act or neglect of any tenant or occupant of the Building or of any other person but the foregoing shall not be deemed to release any of Tenant and Tenant’s agents, contractors, subcontractors, subtenants or assignees from their own negligence or willful misconduct (except as waived under Section 10(C) hereof) or from any breach of the provisions of this Lease. 3. This Section shall apply especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas, refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether the damage results from the act or neglect of other tenants of the Building or of any other person and whether that damage caused or resulted from anything or circumstance above mentioned or referred to, or any other thing or circumstance, whether of a like or of a wholly different nature, provided, the foregoing shall not be deemed to release any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors or subcontractors from their own negligence or willful misconduct or from any breach of the provisions of this Lease.

-50- B. Tenant’s Property. All property situated in the Property, Building or the Premises and belonging to Tenant, its agents, contractors, subcontractors, employees or invitees or any occupant of the Premises shall be situated there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage, theft, misappropriation or loss of that property. Not limiting the foregoing, Landlord shall not be liable to Tenant for and Tenant assumes all risk of damage or losses caused by fire, electrical malfunction, gas explosion, water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), the foregoing shall not be deemed to release any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors or subcontractors from their own negligence or willful misconduct or from any breach of the provisions of this Lease. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. C. Indemnity. Except to the extent caused by the negligence or willful misconduct of any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors or subcontractors, subject to the provisions of Section 10(C) hereof, to the fullest extent permitted by Law, Tenant shall protect, defend, indemnify and hold harmless the Landlord Protected Parties from and against any and all claims, demands, liabilities, damages, judgments, orders, suits, decrees, actions, proceedings, fines, penalties, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses) (collectively, “Damages”) suffered by a Landlord Protected Party directly or by reason of any claim, suit or judgment brought against such Landlord Protected Party arising out of or attributable to any negligent act or omission or willful misconduct of Tenant, its agents, employees, contractors or subcontractors or any breach of Tenant’s obligations under this Lease with respect to Tenant’s leasing of or operations in the Premises, including, but not limited to, bodily injury (including death) or property damage. If any claim for Damages is asserted or any such action is brought, Landlord shall give Tenant prompt notice thereof and Tenant shall resist and defend such claim, action or proceeding by counsel reasonably approved by Landlord or the applicable Landlord Protected Party (such approval not to be unreasonably withheld, conditioned or delayed); however, Tenant shall not be liable for the costs of any separate counsel employed by any Landlord Protected Party. Landlord hereby approves any counsel designated by Tenant’s insurance carrier. If it shall be finally determined by a court of competent jurisdiction that, pursuant to the foregoing provisions of this Section, Tenant is or was not required to indemnify or hold harmless any Landlord Protected Party from any such claim, action or judgment for Damages, Landlord shall (or shall cause the applicable Landlord Protected Party to) reimburse Tenant for all or such portion of the costs and expenses incurred by Tenant (or its insurance carrier) under this Section on account thereof plus interest at the Default Rate on such costs and expenses. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity herein shall apply to claims in connection with or arising out of any Alteration Work and the installation, maintenance, use or removal of any cabling. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Protected Party against such party’s own negligence or willful misconduct or breach of such party’s obligations under this Lease. Tenant’s obligations and liabilities pursuant to this Section shall survive the expiration or earlier termination of this Lease. Except to the extent caused by the negligence or willful misconduct of any of Tenant or Tenant’s agents, contractors, subcontractors, subtenants or assignees, subject to the provisions of Section 10(C) hereof, to the fullest extent permitted by Law, Landlord shall protect, defend, indemnify and hold harmless Tenant from and against any and all Damages by reason of any claim, suit or judgment arising out of or attributable to the negligence or willful misconduct of Landlord or any Landlord Protected Party.

-51- ARTICLE 26 Security Deposit Tenant shall deposit a security deposit (the “Security Deposit”) with Landlord as security for the prompt, full and faithful performance by Tenant of each and every provision of the Lease and of all obligations of Tenant hereunder in the Security Deposit Amount (as defined below). The Security Deposit shall be delivered not later than the Effective Date in the initial Security Deposit Amount. Unless a Default has occurred and is then continuing, the Security Deposit shall be decreased to the lower Security Deposit Amounts on the dates described below. 1. The term “Security Deposit Amount” as used herein shall mean $2,085,786.64 in the form of a letter of credit. 2. If an Event of Default by Tenant then exists under the Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit which is necessary for the payment of: (i) any Rent or other sums of money which Tenant may not have paid when due after any applicable cure period; (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of the Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of any Event of Default under the Lease by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Article 22 of the Lease. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by Law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, deposit cash security or a letter of credit with Landlord in an amount sufficient to restore the then-current required Security Deposit Amount. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the provisions of Section 1951.2 of the California Civil Code, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. 3. If Tenant shall fully and faithfully comply with all of the provisions of the Lease, the Security Deposit shall be promptly returned to Tenant without interest after the expiration or termination of the Lease Term, whether pursuant to Article 9 or Article 11 or otherwise, or upon any later date after which Tenant has vacated the Premises. In the absence of evidence reasonably satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in the Lease or the Security Deposit. In

-52- such event, upon the return of the Security Deposit to the original Tenant, Landlord shall be completely relieved of liability under this Article 26 or otherwise with respect to the Security Deposit Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Permitted Transferee (as defined in Article 20). 4. Tenant acknowledges that Landlord has the right to transfer its interest in the Property, Building and in the Lease as to the extent set forth herein and Tenant agrees that if such a transfer occurs, Landlord shall have the right to transfer or assign the Security Deposit to the transferee. Upon such transfer or assignment and delivery of the Security Deposit to the transferee and such transferee’s written assumption of responsibility for the return of the Security Deposit to Tenant, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee for the return of the Security Deposit. 5. The Security Deposit shall initially be in the form of a Letter of Credit (as defined below). On or before the date that is thirty (30) days after the Effective Date, Tenant shall deliver to Landlord a Letter of Credit (the “Letter of Credit”) from 2,085,786.64, in form and substance as set forth in Exhibit C attached hereto or otherwise satisfactory to Landlord in its reasonable discretion, in the initial amount of the Security Deposit Amount, as set forth in Item 7 of the Basic Lease Provisions, as security for the performance of the provisions hereof by Tenant. At a minimum the Letter of Credit shall provide for the following: (a) it shall terminate no sooner than thirty days following the actual expiration date of the Lease Term, or, if it shall terminate earlier, the Letter of Credit shall provide that it will automatically renew or be replaced annually unless Landlord (the beneficiary thereof) is notified in writing by the issuer at least sixty (60) days prior to the expiry date that the Letter of Credit will not be renewed or replaced; and if Landlord is so notified of such non-renewal/non-replacement, Landlord (the beneficiary thereof) shall have the right to draw the full amount of such Letter of Credit prior to such earlier expiry date and the amounts so drawn shall be held by Landlord as a Security Deposit, and applied and disbursed in accordance with the terms of this Article 26; (b) it shall be irrevocable, (c) Tenant is responsible for any and all transfer fees relating to the Letter of Credit; and (d) it shall be transferable to any successor to Landlord’s interest under this Lease. If at any time during the Lease Term the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if the bank or financial institution that issues the letter of credit does not have a “Short Term Issuer Default” Fitch Rating of at least “F1”, and a “Long Term Issuer Default” Fitch Rating of at least “A-” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service), then following written notice from Landlord, Tenant shall have thirty (30) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord’s reasonable discretion. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in accordance with the terms hereof within such thirty (30) day period, then notwithstanding anything in the Lease to the contrary, Tenant shall be in Default, and notwithstanding anything to the contrary in this Lease, Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit and apply the proceeds thereof in accordance with this Article 26. The use or application of the

-53- proceeds from the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event Landlord draws down the Letter of Credit pursuant to the terms of this Lease, Landlord shall not be required to keep the proceeds of the Letter of Credit separate from its general funds and Tenant shall not be entitled to interest thereon. 6. To the fullest extent permitted by applicable Law, Tenant agrees that the provisions of this Article 26 shall supersede and replace all statutory rights of Tenant under applicable Law regarding the retention, application or return of security deposits, including the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereinafter in effect which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant’s obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant’s obligations under a lease only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. 7. Provided no Event of Default by the Tenant occurs during the first thirty-six (36) month period of the Initial Term, then the amount of the Letter of Credit shall be reduced on the first day of the thirty-seventh (37th) full calendar month of the Initial Term by the sum of $1,674,175.46, so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $411,611.18. Notwithstanding the foregoing, in the case of an Event of Default by the Tenant during such period, there shall be no reduction (or further reduction) in the Security Deposit and in no event shall the Tenant Security Deposit be less than the sum of $411,611.18 throughout the Lease Term. Landlord agrees to authorize such reductions, to the extent permitted, in writing to the issuer of the Tenant Letter of Credit. ARTICLE 27 Notices Every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing (whether or not stated elsewhere in this Lease) and shall be sent by: (a) hand; (b) served personally or by reputable overnight courier service (e.g. Federal Express); (c) certified mail, return receipt requested, postage prepaid and posted in a United States Postal Service station or letter box in the continental United States; or (d) by electronic mail, so long as a follow-up hard copy of such notice is promptly sent via the methods described in (a) through (c) herein addressed as set forth in Paragraphs 14 and 15 of the Basic Lease Provisions, or to such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given: (i) if sent by hand, upon the date received or the date delivery is refused; (ii) if sent by overnight courier for next business day delivery, on the next business day following the date such notice was sent; (iii) if sent by mail, upon receipt or refusal to accept receipt, with a follow up by email; and (iv) by electronic mail, so long as a follow-up hard copy of such notice is promptly sent via the methods described in (i) through (iii) herein. Notices not sent in accordance with the foregoing shall be of no force or effect until actually received by the foregoing parties at the addresses specified in this Article.

-54- When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including, without limitation, any notices required under Section 1161 of the California Code of Civil Procedure. When a statute requires service of a notice in a particular manner, service of that notice (or the replacement notice required by this Lease) as provided in this Article 27 shall replace and satisfy, to the maximum extent permitted by applicable Law, the statutory service procedures, including, without limitation, those set forth in Section 1162 of the California Code of Civil Procedure. ARTICLE 28 Real Estate Brokers Landlord and Tenant each represents that it has dealt only with the brokers named in Item 12 of the Basic Lease Provisions, as broker, agent, consultant or finder in connection with this Lease. Landlord agrees to pay to Landlord’s Broker and Tenant’s Broker all amounts owing to Landlord’s Broker and Tenant’s Broker in respect of the consummation of this Lease pursuant to separate commission agreements between Landlord and Landlord’s Broker and Landlord and Tenant’s Broker. Landlord agrees to indemnify and hold Tenant harmless from all damages, judgments, liabilities and expenses (including, without limitation, reasonable out-of-pocket attorneys’ fees) arising from any claims or demands of any broker, agent, consultant or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease. Except with respect to the Tenant’s Broker and Landlord’s Broker, Tenant agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) arising from any claims or demands of any broker, agent, consultant or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease. ARTICLE 29 Covenant of Quiet Enjoyment Landlord covenants and agrees that Tenant, on paying the Rent and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any person claiming by, through or under Landlord. ARTICLE 30 Hazardous Materials A. Handling of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be Handled in or about the Premises, the Building or the Property in violation of applicable Laws by Tenant or its employees, agents, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination at the Property, any portion thereof, or any adjacent property, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Protected Parties harmless from and against any and all Claims that arise during or after the Lease Term as a result of

-55- such breach or contamination by Tenant or its employees, agents, contractors or invitees. The indemnification required of Tenant under this provision includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Regulatory Authority because of Hazardous Materials present above regulatory limits in the air, soil or groundwater above, on or under or about the Property. Without limiting the foregoing, if the Handling of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by Tenant results in any contamination at the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary under applicable Laws to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination. Except in the case of an immediate environmental concern, in which case Tenant may act without prior Landlord approval, but only limited to such immediate actions required to address such immediate environmental concerns, Tenant must first obtain Landlord’s written approval before any such remedial action is taken, which approval Landlord shall not unreasonably withhold, condition or delay. To Landlord’s knowledge, and subject to all matters disclosed in that certain Phase I Environmental Site Assessment dated April 10, 2023, prepared by Professional Service Industries, Inc., as of the Effective Date of this Lease, there are no violations of Environmental Laws at, under, about, or pertaining to the Premises. The term “to Landlord’s knowledge” shall mean the current actual knowledge of Rodney Richerson, the asset manager of Landlord’s managing agent that is the person primarily responsible for overseeing the management and operation of the Property, without any duty of inquiry or investigation. Rodney Richerson is not a party to this Lease and shall have no personal liability for any representation, warranty, covenant, or obligation hereunder. B. Hazardous Materials Documents. Notwithstanding anything to the contrary herein, Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored and performed in accordance with applicable Laws and does not exceed a risk category of Biosafety Level 2 as established by DHHS. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord, as and when set forth herein, (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any applicable Environmental Laws (including, without limitation, OSHA), (b) a list of any and all approvals or permits from Regulatory Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of notices of violations of applicable Laws related to Hazardous Materials that Tenant receives during the Lease Term (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord the initial Hazardous Materials Documents no later than thirty (30) days after Tenant’s commencement of business operations at the Premises, and Tenant shall deliver to Landlord updated Hazardous Materials Documents (ii) if there are any changes to the Hazardous Materials Documents from the initial Hazardous Materials Documents, annually thereafter no later than December 31 of each year, and (ii) thirty (30) days prior to any changes in Tenant’s business that involve any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include, as applicable: (1) the chemical name, (2) the material state (e.g., solid, liquid, gas or cryogen), (3) the concentration, (4) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (5) the use amount and use condition (e.g., open use or closed use), (6) the location (e.g., room number or other identification) and (7) if known, the chemical abstract service number. This provision shall not be interpreted to require Tenant to disclose any trade secrets, confidential business information, or proprietary information, and nothing contained in this Lease shall be deemed to limit Tenant’s use of Hazardous Materials at the Premises solely to the Hazardous Materials listed in the Hazardous Materials

-56- Documents (it being agreed that the provision of the Hazardous Materials Documents to Landlord, and the Hazardous Materials listed therein, shall be for Landlord’s informational use and to determine Tenant’s compliance with the terms of this Lease only). So long as Tenant’s use of Hazardous Materials does not exceed a risk category of Biosafety Level 2 as established by DHHS and is in compliance with Environmental Laws, Tenant shall be permitted to use at the Premises, and to modify the Hazardous Materials Documents to include, additional Hazardous Materials from time to time without being in violation of the terms of this Lease. Landlord may, at Landlord’s expense and upon advance written notice to Tenant, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or applicable Laws, Tenant shall, at its expense, either (x) provide a response to the review explaining that the non-compliance determinations of the third-party person or firm are incorrect and giving the reasons therefor, or (y) diligently take steps to bring its storage and use of Hazardous Materials into compliance. At any time, and from time to time, prior to the expiration of the Lease Term, upon advance written notice to Tenant, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to investigate whether Hazardous Materials are present or contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees. Tenant shall have the right to be present during all such tests and shall be permitted to take split- samples at its sole discretion. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease as a result of the Handling thereof by Tenant, its employees, agents, contractors or invitees. C. “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives and requirements by any Regulatory Authority having jurisdiction over the Property regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Materials. As used herein, the term “Hazardous Materials” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property or (ii) cause the Property to be in violation of any Environmental Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, 25501, and 25316 of the California Health and Safety Code; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over the Property or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other Person coming upon the Property or adjacent property; (e) any material or substance which is radioactive above applicable standards; and/or (f) any material or substance which is infectious.

-57- D. “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, transportation, or any other activity of any type in connection with or involving Hazardous Materials. E. “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision. F. Survival. All of Tenant’s obligations under this Article 30 shall survive the expiration or earlier termination of this Lease. ARTICLE 31 Miscellaneous A. Binding. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 20 and Article 23 hereof. B. No Recording. Landlord and Tenant agree that this Lease shall not be recorded in any public records, but promptly after Tenant’s request, Landlord shall execute, notarize and record a Memorandum of Lease with respect to this Lease, in form and substance reasonably acceptable to Landlord and Tenant. C. Laws. This Lease shall be construed in accordance with the Laws of the State of California. Landlord and Tenant hereby submit to the jurisdiction of the courts in and for the County of San Diego, State of California and each agrees that any action by Tenant against Landlord or Landlord against Tenant, as the case may be, shall be instituted in the County of San Diego, State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant, and Tenant shall have personal jurisdiction over Landlord for any action brought by Tenant against Landlord in the County of San Diego, State of California. D. Air. This Lease does not grant any legal rights to “light and air” outside of the Premises nor to any particular view or cityscape visible from the Premises. E. Amendments. This Lease and the Exhibits hereto shall not be amended, changed or modified in any way except in writing executed by Landlord and Tenant. F. Survival of Obligations. Except as otherwise expressly set forth herein, any obligations of Landlord and Tenant accruing prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease, and Landlord and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated. G. No Joint Venture. Nothing contained in this Lease shall be deemed or construed by the parties to this Lease, or by any third party, to create the relationship of principal and agent, partnership, joint venture, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties to this Lease shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

-58- H. Interpretation. Landlord and Tenant each acknowledge that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant notwithstanding the party which drafted same, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. I. Independent Covenants. Except as expressly provided herein with respect to offset and abatement, each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant, including without limitation the obligation to pay Base Rent and the obligation to pay Tenant’s Pro Rata Share of Taxes and Operating Expenses, is a separate and independent covenant of Tenant, and is not dependent on any other provision of the Lease. J. Time of Essence. Time is of the essence of this Lease and each of its provisions. K. Exhibits. The Exhibits attached hereto are incorporated into this Lease by reference and made a part hereof. L. Full Agreement. This Lease and the Exhibits contain all of the terms and agreements between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease which is signed by Landlord and Tenant. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements or representations or create any binding understandings or obligations, respecting the condition of the Premises or Property, the suitability of the same for Tenant’s business, or any other matter, and no agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. M. Financial Statements. From time to time, but not more than once in any calendar year, upon written request from Landlord Tenant agrees to provide its most recent annual consolidated financial statements, including a consolidated balance sheet, income statement and statement of cash flows, of Tenant for any fiscal year of Tenant. If Tenant ordinarily prepares GAAP statements, such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be certified by the chief financial officer or chief accounting officer of Tenant. Landlord shall execute a customary confidentiality letter in connection with the delivery of such financial statements, which shall permit Landlord to share such statements with its partners and lenders. So long as Tenant is a public company traded on a recognized stock exchange, the requirement to submit annual financial statements to Landlord is waived. N. Captions and Severability. The captions of the Articles and Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal or unenforceable with respect to any party hereto by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to the other party, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal or unenforceable.

-59- O. Tenant and Landlord Authority. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with its terms. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with its terms. P. Confidentiality. 1. Each of Landlord and Tenant agrees that it shall not (except as permitted below) disclose the non-public financial terms of this Lease (including, to the extent non-public, the amount of the Base Rent and the amount of the Tenant Allowance) to any other person or entity without the prior written consent of the other party. Notwithstanding the foregoing, either party may, without the consent of the other, disclose the financial terms of this Lease to: (a) its respective partners, officers, directors, members, managers, employees, brokers, consultants and advisors, and existing or prospective transferees, mortgagees, ground lessors, lenders, investors and/or purchasers of the Property, provided (in each case) that such persons and entities are advised of the obligation not to disclose such information and agree not to disclose such information, (b) the extent required by Laws (including (i) any valid subpoena or any order of a court of competent jurisdiction, and (ii) any required disclosure under applicable securities laws and regulations), or (c) any person or entity to the extent reasonably deemed necessary by a party in order to enforce and/or exercise its rights or remedies under this Lease, or to defend itself in connection with any claim, demand, suit or proceeding in connection with this Lease or the Property. This provision shall survive the termination of this Lease. 2. Landlord and Tenant each acknowledges that it or its agents or employees (or employees of their respective agents) may, in the course of performing their respective responsibilities under this Lease, be exposed to or acquire information which is proprietary to or confidential to the other or its affiliated companies or their clients or to third parties to whom the other or its affiliated companies owe a duty of confidentiality. Any and all non-public information of any form which is, when delivered by one party to another hereunder, designated as confidential and proprietary by the delivering party, shall be deemed to be confidential and proprietary information. Each party agrees that it and its agents and employees (a) shall hold such information in strict confidence and shall not copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes whatsoever (other than the provision of services to Tenant as contemplated by this Lease or the enforcement of rights under this Lease or in connection with any litigation or other proceeding or as otherwise required by Laws), and (b) shall advise each of its agents and employees who may be exposed to such proprietary and confidential information of their obligations to keep such information confidential. This provision shall survive termination of this Lease. Landlord and Tenant agree that each party’s sole and exclusive remedy against the other in connection with any breach or violation of this Section 31(P) shall be to obtain an injunction or other equitable relief preventing the further disclosure of the confidential material which has been disclosed by the breaching party (or its agents), and that no money damages shall be recoverable by either party in connection therewith. Q. Prohibited Persons and Transactions. Each party hereto represents and warrants to the other that neither Tenant nor Landlord nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the

-60- Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. R. UBTI. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Section 512(b)(3) and Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Section 512(b)(3) or Section 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (1) to cooperate with Landlord by entering into such amendment or amendments as Landlord reasonably deems necessary (and in form and substance reasonably acceptable to Tenant) to qualify all Rents as “rents from real property” so long as, in any event, any such amendment does not reduce Tenant’s rights or increase Tenant’s obligations under this Lease, and (2) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment. S. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, any restrictions, shutdowns, closures, or shortages or other delays related to COVID-19 or any similar viruses, epidemics or pandemics, and other causes beyond the reasonable control of the party obligated to perform (including, without limitation, delays in connection with any Expedited Arbitration), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 10 (Insurance, Subrogation, and Waiver of Claims), Article 13 (Holding Over) and Article 25 (Waiver; Indemnification) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, in no event will any Force Majeure event excuse the Tenant’s obligation to pay Rent or other amounts. If either party is claiming a Force Majeure delay, then such party shall provide written notice of such Force Majeure event to the other party within ten (10) days of the commencement of such Force Majeure delay. T. Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a default that is not subject to cure, and

-61- Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default. U. Amenities. Landlord and Tenant acknowledge and agree that located at the Property are certain amenities in the Amenity Building and in the other buildings on the Property including, without limitation, conference facilities, a theater room, a fitness and wellness center, restaurants and a food hall (collectively, the “The Amenities”). Subject to the terms of this paragraph, The Amenities are available for the non-exclusive use by (a) Tenant, (b) Landlord, and (c) any other persons Landlord so designates (collectively referred to herein as the “Sterling Bay Parties”). Landlord shall have the sole right to determine all matters related to The Amenities, including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of The Amenities, or the Amenity Building and/or to revise, expand or discontinue any of the services (if any) provided to Tenant in connection with The Amenities. Tenant shall have the non-exclusive right to the use, in common with others, of The Amenities. Use by Tenant of The Amenities shall be in common with other users with scheduling procedures reasonably determined by Landlord or the Landlord’s then designated event operator, if any (the “Event Operator”). Tenant’s use of any of the conference rooms in The Amenities shall be subject to availability, and Landlord and the Event Operator each reserve the right to exercise its reasonable discretion in the event of conflicting scheduling requests among users. In the event Tenant is using the conference facilities in The Amenities, Tenant shall be required to use the food service operator designated by Landlord (the “Designated Food and Beverage Operator”) for any food and/beverage service or catered events held by Tenant in the conference facilities in The Amenities. Landlord shall have the right, in its sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in The Amenities. Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of any conference facilities in The Amenities, in connection with Tenant’s use (including, without limitation, ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the conference facilities in The Amenities after each time that Tenant uses such facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the facilities as required above, such failure shall constitute a “Facilities Default.” Tenant shall be responsible for reimbursing Landlord, as applicable, for all costs expended by Landlord in repairing any damage to The Amenities caused by Tenant or any of the Tenant related parties. V. CASP. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified that a CASp can inspect the Premises and determine whether the Premises complies with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy of the Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. W. SIGNAGE RIGHTS. In addition to the signage provisions set forth in Subparagraph (8) to Paragraph A to Section 6 of this Lease, and provided that (x) Tenant (or a Permitted Transferee or assignee)

-62- is the Tenant originally named herein, (y) Tenant or a Permitted Transferee is leasing and actually occupies at least 54,374 square feet of Rentable Area in the Building, and (z) no Event of Default has occurred and is continuing, Tenant, at Tenant’s sole cost and expense and subject to the further provisions of this Section 31(W), shall have the right to identification signage at the Building as follows: 1. Monument Signage Rights. Tenant, at Tenant’s sole cost and expense and subject to the further provisions of this Section 31(W)(1), shall have the right to install and maintain one (1) building standard listing reflecting Tenant’s name on the top slot on both sides of Building’s existing monument sign, in a location designated by Landlord (“Tenant’s Monument Sign Listing”). Notwithstanding the foregoing sentence, Tenant’s Monument Sign Listing shall be subject to and in compliance with all applicable laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Building, including, but not limited to, the City of San Diego, San Diego County, California (collectively, the “Applicable Rules and Restrictions”). Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Monument Sign Listing and any sign licenses related thereto, including, but not limited to, the City of San Diego, San Diego County, California, and for the cost and expense of maintenance and utilities for Tenant’s Monument Sign Listing (including all metered electrical usage, if any). Additionally, Tenant shall, in a first class manner, maintain and repair any damage to Tenant’s Monument Sign Listing. Tenant’s Monument Sign Listing shall be installed in accordance with all Applicable Rules and Restrictions relating to the Building. The manner of attachment, style, type, color, size, and design of Tenant’s Monument Sign Listing shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of the Lease, Tenant shall pay all reasonable costs associated with the removal of the Monument Sign Listing. 2. Tenant’s Exterior Sign. Tenant, at Tenant’s sole cost and expense, shall have the right to install its pro-rata share of one (1) non-exclusive back-lit building top sign in the proximity of the sixth (6th) floor of the Building where the Premises is located on the exterior of the Building, of a size and in a location reasonably acceptable to Landlord (“Tenant’s Exterior Sign”). Notwithstanding the foregoing sentence, Tenant’s Exterior Sign shall be subject to and in compliance with all Applicable Rules and Restrictions relating to the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Exterior Sign and any sign licenses related thereto, including, but not limited to, the City of San Diego, San Diego County, California, and for the cost and expense of maintenance and utilities for Tenant’s Exterior Sign (including all metered electrical usage, if any). Additionally, Tenant shall maintain Tenant’s Exterior Sign in a first class manner. Tenant’s Exterior Sign shall be installed in accordance with all Applicable Rules and Restrictions relating to the Building, as well as all applicable covenants, restrictions or deed restrictions affecting the Property. The style, type, color, size, and design of Tenant’s Exterior Sign and the means and method of attachment of Tenant’s Exterior Sign to the Building shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall pay all reasonable costs associated with the removal of Tenant’s Exterior Sign and the restoration of the exterior of the Building where Tenant’s Exterior Sign is located to as near its original condition as may then be reasonably required by Landlord. The installation and maintenance of the Tenant’s Exterior Sign shall be in compliance with all Applicable Rules and Restrictions or restrictive covenants and/or deed restrictions affecting the Property.

-63- X. CONTROL AREAS. Tenant shall have the right to use those certain control areas identified as control areas on Exhibit A-3 hereto that are located on the first floor and the second floor of the Building, and Tenant shall not have the right to use any other control areas in the Building or at the Property. Y. GENERATOR. Tenant, at no additional cost to Tenant, shall have a non-exclusive, shared right to utilize the existing emergency generator(s) (“Generator”) installed at the Property throughout the Lease Term (as the same may be extended from time to time). Landlord shall maintain the Generator in good working condition throughout the Term, as the same may be extended. Z. ELECTRIC VEHICLE CHARGING STATIONS. As of the Effective Date of this Lease, the Building currently has approximately one hundred ten (110) electric vehicle charging stations in the Parking Garage of the Building (the “Charging Stations”). Tenant acknowledges and agrees that Tenant shall have a non-exclusive right, subject to availability, along with other tenants and occupants at the Property, to use the Charging Stations. The charge for the use of such Charging Stations shall be paid to a third-party vendor at the then-prevailing rates (plus applicable taxes) charged for similar charging stations in the vicinity of the Building, as such rate may be adjusted by said third party vendor from time-to-time. Tenant acknowledges that such Charging Stations are operated by a third-party, and, to the maximum extent permitted by Law, Tenant waives any and all claims against Landlord relating to the use or operation of such Charging Stations; provided, that Landlord shall use commercially reasonable efforts to ensure that the Charging Stations are maintained in good working condition throughout the Term, as the same may be extended. AA. Notwithstanding anything to the contrary contained in this Lease, if (i) Tenant requests Landlord’s consent or approval, (ii) Landlord denies, delays or conditions its consent or approval, (iii) this Lease provides that such consent or approval shall not be unreasonably withheld, delayed or conditioned (or any one or combination of the foregoing), and (iv) within thirty (30) days following Landlord’s denial or condition, or if Landlord delays its consent or approval, within thirty (30) days following Tenant’s initial request for consent or approval, Tenant gives notice to Landlord that Tenant considers the same unreasonable, the dispute shall be settled in the county in which the Building is located by arbitration administered by the American Arbitration Association (“AAA”) under AAA’s Commercial Arbitration Rules, Expedited Procedures (to the extent then in effect) (“Expedited Arbitration”); provided, that, notwithstanding anything in AAA’s Commercial Arbitration Rules, Expedited Procedures to the contrary, the hearing shall occur within ten (10) days after appointment of the arbitrator, and the arbitrator shall render its decision within thirty (30) days after conclusion of the hearing. The arbitrator shall be a real estate professional with not less than twenty (20) years’ experience in such field, reasonably approved by, and unaffiliated with, Landlord and Tenant. A judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. If the arbitrator determines that Landlord’s consent or approval was unreasonably withheld, delayed or conditioned, Landlord shall be deemed to have given its consent or approval, and the arbitrator may award Tenant costs, expenses, damages or losses in connection with or arising out of Landlord’s unreasonable denial, delay or condition. If the arbitrator determines that Landlord’s consent or approval was not unreasonably withheld, delayed or conditioned, Landlord shall be deemed to have denied its consent or approval, and, if reasonably practicable, the arbitrator may award to Landlord all of its costs, expenses, damages and/or losses incurred by Landlord relating to such matter. The determination of the arbitrator shall be binding and conclusive on Landlord and Tenant. Subject to the arbitrator’s authority to award costs, expenses and damages, Landlord and Tenant shall each pay their own expenses of Expedited Arbitration, except, unless otherwise ordered by the arbitrator, the fees and expenses of AAA and of the arbitrator shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

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-65- IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the day and year first above written. LANDLORD: STERLING CITY SCIENCE SOUTH DEVELOPMENT, LLC, a Delaware limited liability company By: /s/ Andrew Gloor Name: Andrew Gloor Title: Authorized Signatory TENANT: QUANTUM-SI INCORPORATED, a Delaware corporation By: /s/ Jeff Keyes Name: Jeff Keyes Title: CFO

TABLE OF CONTENTS ARTICLE 1 PREMISES AND LEASE TERM ................................................................... 1 ARTICLE 2 BASE RENT .................................................................................................... 1 ARTICLE 3 ADDITIONAL RENT ..................................................................................... 3 ARTICLE 4 CONDITION OF THE PREMISES; EARLY ACCESS; LANDLORD’S COMPLIANCE WITH LAWS ........................................... 12 ARTICLE 5 USE; OPERATIONS; COMPLIANCE WITH LAWS AND RULES .......... 13 ARTICLE 6 SERVICES AND UTILITIES ....................................................................... 15 ARTICLE 7 ALTERATIONS AND LIENS ...................................................................... 20 ARTICLE 8 MAINTENANCE AND REPAIRS ............................................................... 23 ARTICLE 9 CASUALTY DAMAGE ................................................................................ 25 ARTICLE 10 INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS ................ 28 ARTICLE 11 CONDEMNATION ....................................................................................... 32 ARTICLE 12 RETURN OF POSSESSION AND DECOMMISSIONING ........................ 33 ARTICLE 13 HOLDING OVER ......................................................................................... 34 ARTICLE 14 NO WAIVER ................................................................................................. 35 ARTICLE 15 ATTORNEYS’ FEES AND JURY TRIAL ................................................... 35 ARTICLE 16 PERSONAL PROPERTY TAXES, TAXES AND OTHER TAXES ........... 36 ARTICLE 17 ENTRY BY LANDLORD ............................................................................. 36 ARTICLE 18 SUBORDINATION AND ATTORNMENT ................................................ 37 ARTICLE 19 ESTOPPEL CERTIFICATE .......................................................................... 38 ARTICLE 20 ASSIGNMENT AND SUBLETTING .......................................................... 38 ARTICLE 21 CERTAIN RIGHTS RESERVED BY LANDLORD.................................... 42 ARTICLE 22 LANDLORD’S REMEDIES ......................................................................... 44 ARTICLE 23 RELOCATION .............................................................................................. 47 ARTICLE 24 CONVEYANCE BY LANDLORD; LANDLORD DEFAULT; LIABILITY OF LANDLORD AND TENANT ............................................ 47 ARTICLE 25 WAIVER; INDEMNIFICATION ................................................................. 49 ARTICLE 26 SECURITY DEPOSIT................................................................................... 51 ARTICLE 27 NOTICES ....................................................................................................... 53 ARTICLE 28 REAL ESTATE BROKERS .......................................................................... 54 ARTICLE 29 COVENANT OF QUIET ENJOYMENT ..................................................... 54 ARTICLE 30 HAZARDOUS MATERIALS ....................................................................... 54 ARTICLE 31 MISCELLANEOUS ...................................................................................... 57

-ii- EXHIBITS EXHIBIT A-1* Legal Description of Land EXHIBIT A-2* Site Plan EXHIBIT A-3* Control Areas EXHIBIT B* Depiction of Premises EXHIBIT C* Form of Letter of Credit EXHIBIT D* Form of Commencement Date Certificate EXHIBIT E* Base Building Standards EXHIBIT F* Tenant Maintenance Obligations EXHIBIT G* Tenant Improvement Work Letter SCHEDULE G-1* Turnkey Work Letter SCHEDULE G-2* Intentionally Deleted SCHEDULE G-3* Landlord Work Schedule SCHEDULE G-4* Construction Rules and Regulations EXHIBIT H* Rules and Regulations EXHIBIT I* Form of Subordination, Non-Disturbance and Attornment Agreement ADDENDUM ONE* One Renewal Option (Baseball Arbitration) ADDENDUM TWO* Right of First Refusal ADDENDUM THREE* Cancellation Option ADDENDUM FOUR* Additional Allowance * Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.